                                                                   Exhibit 10.18



                                                                  EXECUTION COPY






                   THE BETZ LABORATORIES, INC. EMPLOYEE STOCK
                       OWNERSHIP TRUST ESTABLISHED BY THE
                     BETZ LABORATORIES, INC. EMPLOYEE STOCK
                            OWNERSHIP PLAN, AS ISSUER

                      BETZ LABORATORIES, INC., AS GUARANTOR



                             NOTE PURCHASE AGREEMENT



                  9.48% GUARANTEED ESOT NOTES DUE JUNE 19, 2009

                                 ($100,000,000)

                            DATED AS OF JUNE 19, 1989

                                TABLE OF CONTENTS
                            (Not Part of Agreement)


                                                                                                             PAGE

1.       AUTHORIZATION OF NOTES..........................................................................    1

2.       PURCHASE AND SALE OF NOTES; CLOSING.............................................................    2

3.       CONDITIONS FOR CLOSING..........................................................................    2
         3A.      OPINIONS OF COUNSEL....................................................................    2
         3B.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.............................................    2
         3C.      PURCHASE PERMITTED BY APPLICABLE LAWS..................................................    3
         3D.      ESOT TRANSACTION.......................................................................    3
         3E.      COMPLIANCE WITH SECURITIES LAWS........................................................    3
         3F.      APPROVALS AND CONSENTS.................................................................    3
         3G.      PROCEEDINGS............................................................................    4


4.       PAYMENTS........................................................................................    4
         4A.      REQUIRED INSTALLMENT PAYMENTS; REQUIRED REDEMPTION.....................................    4
         4B.      OPTIONAL PREPAYMENT....................................................................    5
         4C.      NOTICE OF PREPAYMENTS..................................................................    5
         4D.      ACQUISITION OR RETIREMENT OF NOTES.....................................................    5
         4E.      OBLIGATIONS OF THE TRUSTEE; NO RECOURSE................................................    5


5.       AFFIRMATIVE COVENANTS...........................................................................    5
         5A.      FINANCIAL STATEMENTS AND OTHER REPORTS.................................................    5
         5B.      INSPECTION OF PROPERTY.................................................................    7
         5C.      PAYMENT OF TAXES AND CLAIMS............................................................    8
         5D.      CORPORATE EXISTENCE....................................................................    8
         5E.      MAINTENANCE OF PROPERTIES..............................................................    8
         5F.      DETERMINATION LETTER...................................................................    8
         5G.      PLAN EXISTENCE.........................................................................    9
         5H.      APPLICATION OF PROCEEDS................................................................    9
         5I.      ADDITIONAL COVENANTS PENDING CLOSING...................................................    9
         5J.      COMPLIANCE WITH ENVIRONMENTAL LAWS.....................................................    9
         5K.      CONTRIBUTIONS TO THE ESOT..............................................................   10


6.       NEGATIVE COVENANTS..............................................................................   10
         6A.      TANGIBLE NET WORTH.....................................................................   10
         6B.      DEBT SERVICE COVERAGE..................................................................   10
         6C.      LIMITATION ON FUNDED DEBT..............................................................   10
         6D.      LIMITATION ON LIENS....................................................................   10
         6E.      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...................................   11
         6F.      SALE OF ASSETS.........................................................................   13

7.       INCOME TAXATION.................................................................................   13
         7A.      ADDITIONAL PAYMENTS....................................................................   13
         7B.      SUPPLEMENTAL PAYMENTS..................................................................   14
         7C.      PAYMENT DATES..........................................................................   15
         7D.      INTEREST RATE ADJUSTMENT...............................................................   16
         7E.      REFUNDS................................................................................   16
         7F.      CONTEST OF DISALLOWANCE OF SECTION 133 EXCLUSION.......................................   17
         7G.      REQUEST FOR QUALIFYING OPINION OF COUNSEL..............................................   18
         7H.      ADJUSTMENT EVENT.......................................................................   19
         7I.      ISSUANCE OF COMPANY NOTES..............................................................   19


8.       GUARANTEE BY THE COMPANY........................................................................   19

9.       EVENTS OF DEFAULT...............................................................................   21
         9A.      DEFAULT; ACCELERATION..................................................................   21
         9B.      OTHER REMEDIES.........................................................................   24
         9C.      RESCISSION OF ACCELERATION.............................................................   24


10.      REPRESENTATIONS AND WARRANTIES..................................................................   24
         10A.     ORGANIZATION; CORPORATE AUTHORITY......................................................   24
         10B.     FINANCIAL STATEMENTS; SEC REPORTS......................................................   24
         10C.     ACTIONS PENDING........................................................................   25
         10D.     TAXES..................................................................................   25
         10E.     TITLE TO PROPERTY......................................................................   26
         10F.     CONFLICTING AGREEMENTS AND OTHER MATTERS...............................................   26
         10G.     OFFERING OF NOTES......................................................................   26
         10H.     BROKER'S OR FINDER'S COMMISSIONS.......................................................   26
         10I.     MARGIN REGULATIONS; ETC................................................................   26
         10J.     INVESTMENT COMPANY ACT.................................................................   27
         10K.     PUBLIC UTILITY HOLDING COMPANY ACT.....................................................   27
         10L.     GOVERNMENTAL CONSENTS, ETC.............................................................   27
         10M.     ERISA..................................................................................   27
         10N.     THE PLAN...............................................................................   28
         10O.     REPRESENTATION AS TO THE TRUSTEE.......................................................   29
         10P.     POLLUTION AND OTHER REGULATIONS........................................................   30


11.      REPRESENTATIONS OF PURCHASER....................................................................   31

12.      DEFINITIONS AND ACCOUNTING MATTERS, ETC.........................................................   31
         12A.     CERTAIN DEFINED TERMS..................................................................   31
         12B.     ACCOUNTING TERMS AND DETERMINATIONS....................................................   41


13.      JUDICIAL PROCEEDINGS............................................................................   41
         13A.     CONSENT TO JURISDICTION................................................................   41
         13B.     ENFORCEMENT OF JUDGMENTS...............................................................   41
         13C.     SERVICE OF PROCESS.....................................................................   41
         13D.     NO LIMITATION ON SERVICE OR SUIT.......................................................   41

14.      MISCELLANEOUS...................................................................................   41
         14A.     NOTE PAYMENTS..........................................................................   41
         14B.     EXPENSES...............................................................................   41
         14C.     CONSENT TO AMENDMENTS..................................................................   42

         14D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.........................   43
         14E.     PERSONS DEEMED OWNERS; PARTICIPATIONS..................................................   44
         14F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................   44
         14G.     SUCCESSORS AND ASSIGNS.................................................................   44
         14H.     NOTICES................................................................................   44
         14I.     DESCRIPTIVE HEADINGS...................................................................   45
         14J.     SATISFACTION REQUIREMENT...............................................................   45
         14K.     GOVERNING LAW..........................................................................   45
         14L.     COUNTERPARTS...........................................................................   45
         14M.     REPRODUCTION OF DOCUMENTS..............................................................   45

PURCHASER SCHEDULE
Exhibit A-1 -- Form of Note
Exhibit A-2 -- Amortization of Principal
Exhibit A-3 -- Form of Company Note
Exhibit B-1 -- Form of Opinion of Drinker Biddle & Reath
Exhibit B-2 -- Form of Opinion of Jones Day Reavis & Pogue
Exhibit B-3 -- Form of Opinion of General Counsel of the Company
Exhibit B-4 -- Form of Opinion of Willkie Farr & Gallagher

                             BETZ LABORATORIES, INC.
                         EMPLOYEE STOCK OWNERSHIP TRUST
                              c/o Mellon Bank, N.A.
                                One Mellon Center
                            Pittsburgh, Pennsylvania


                             BETZ LABORATORIES, INC.
                               4636 Somerton Road
                           Trevose, Pennsylvania 19047


                                                 June 19, 1989


The Prudential Insurance
  Company of America
Three Gateway Center
100 Mulberry Street
Newark, New Jersey  07102

Ladies and Gentlemen:


                  The undersigned, Betz Laboratories, Inc., a Pennsylvania corporation (the "Company"), Mellon Bank, N.A., in its individual capacity as indicated and as Trustee of The Betz Laboratories, Inc. Employee Stock Ownership Trust (the "ESOT") of The Betz Laboratories, Inc. Employee Stock Ownership Plan (said plan adopted a san employee stock ownership plan under section 407(d)(5) of ERISA and Section 4975(e) of the Code being herein called the "Plan"), hereby agree with you as follows:



                  1. AUTHORIZATION OF NOTES. The ESOT will authorize the issuance, sale and delivery of $100,000,000 aggregate principal amount of its Guaranteed ESOT Notes (herein, together with any such notes that may be issued and any such notes that may be issued hereunder in substitution or exchange therefor, collectively called the "Notes" and individually called a "Note"). The Notes shall be dated the date of issue thereof, shall bear interest on the unpaid principal balances thereof from the date thereof until the principal balance thereof shall become due and payable at the Gross-Up Rate (subject to the provisions of paragraph 7) and on overdue principal, premium and interest at the rate specified therein, which Notes, when issued, sold and delivered pursuant to this Agreement, will be substantially in the form of Exhibit A-1. Interest on the Notes shall accrue at the rate per annum specified above (subject to the provisions of paragraph 7), which interest will be payable as provided in Exhibit A-1 and be computed based on a 360-day year comprised of 12 months of 30 days each.


                  Certain capitalized terms used in this Agreement are defined in paragraph 12; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an Exhibit are, unless otherwise specified, to one of the exhibits attached to this Agreement.

                  2. PURCHASE AND SALE OF NOTES; CLOSING. The ESOT hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase notes from the ESOT in the principal amount set forth opposite your name in the Purchaser Schedule attached hereto, in the form of one or more Notes registered in your name or that of your nominee, as you shall request, and in such denominations as you shall request, for an aggregate purchase price of 100% of the principal amount thereof.


                  The issuance, sale and delivery of the Notes to be purchased by you shall take place at 2:30 P.M. New York time, on June 19, 1989, at the offices of the Company or on such other date as the Company, the ESOT and you may agree (the "Closing"). At the Closing, the ESOT will deliver to you the Notes to be purchased by you, against payment of the purchase price therefor by wire transfer of immediately available funds to Betz Laboratories, Inc. Employee Stock Ownership Trust c/o Mellon Bank (West), One Mellon Center, Pittsburgh, Pennsylvania, Account No. 184591. If at the closing the ESOT shall fail to tender to you the Notes to be purchased by you as provided above in this paragraph 2, or any of the conditions specified in paragraph 3 shall not have been satisfied or waived by you, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.


                  3. CONDITIONS FOR CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you at the Closing is subject to the satisfaction or waiver, prior to or simultaneously and concurrently with the Closing, of the following conditions:

                  3A. OPINIONS OF COUNSEL. You shall have received from (i) Drinker Biddle & Reath, counsel for the Company, (ii) Jones Day Reavis & Pogue, counsel to the ESOT, (iii) William C. Brafford, the Vice President, General Counsel and Secretary of the Company and (iv) Willkie Farr & Gallagher, your special counsel in connection with the transactions contemplated by this Agreement, favorable opinions substantially in the forms set forth in Exhibits B-1, B-2, B-3 and B-4, respectively, each addressed to you, and dated the date of the Closing. To the extend that any opinion referred to above in this paragraph 3A is rendered in reliance upon the opinion of such other counsel, dated the date of the Closing and addressed to you, or a letter from such other counsel, dated the date of the Closing and addressed to you, authorizing you to rely on such other counsel's opinion.

                  3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the ESOT and the Company contained in this Agreement shall be true when made and at the time of the Closing in all material respects, and there shall exist at the time of the Closing and after giving effect to the transactions contemplated hereby, no Event of Default or Default or event referred to in paragraph 4A(b). Each of the ESOT and the Company shall have delivered to you a certificate (which shall be an Officer's Certificate in the case of the Company), dated the date of the Closing, to all such effects (but limited to its representations and warranties as to the ESOT in the case of the ESOT) and further to the effect as to the satisfaction of the conditions (other than any condition which relates to documents being in form and substance satisfactory to you) set forth in paragraph 3D (but limited to the conditions applicable to the ESOT in the case of the ESOT).

                  3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the ESOT) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act) or Regulation
G. T. U or X of the Board of Governors of the Federal Reserve System) or result in a violation of any order of any court or governmental body applicable to you (or any of your employees, directors or affiliates) and shall not subject you to any tax, penalty, liability, or other onerous condition under or pursuant to any applicable law or governmental regulation or order, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.


                  3D. ESOT TRANSACTION. Prior to the Closing you shall have received true and correct copies of the Plan Documents and all other documents having the legal effect of governing the terms or administration of the Plan or the ESOT; and all the terms and provisions thereof shall be satisfactory to you in form and substance (including schedules and exhibits thereto); all such agreements, documents and instruments shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with your prior consent; the Trustee shall have made appropriate determinations satisfactory to you establishing that neither the sale of the Notes to you nor the purchase of the Employer Capital Stock as contemplated by the Stock Purchase Agreement nor the consummation of the transactions contemplated by this Agreement is or will constitute a prohibited transaction as such term is defined in section 406 of ERISA or section 4975 of the Code; and the purchase of Employer Capital Stock in the ESOT Transaction shall be duly and validly consummated concurrently with the Closing hereunder. Except as affected by the transactions contemplated hereby, all conditions precedent to the consummation of the transactions contemplated by the Plan Documents shall have occurred, all governmental authorizations, consents, approvals, exemptions or other actions required in connection with such transactions shall have been duly received (except for the determination letter from the Internal Revenue Service described in paragraph 5F) and such transactions shall have been consummated substantially in accordance with the terms of such documents. All material matters relating to the ESOT, including, without limitation, the amount and the deductibility of contributions by the Company to the ESOT, the use and sufficiency of such contributions to pay the Notes shall be satisfactory to you.


                  3E. COMPLIANCE WITH SECURITIES LAWS. The issuance, sale and delivery of the Notes under this Agreement and the sale of the Employer Capital Stock in the ESOT Transaction shall have complied in all material respects with all applicable requirements of Federal and state securities laws and you shall have received evidence of such compliance in form and substance reasonably satisfactory to you.


                  3F. APPROVALS AND CONSENTS. The ESOT and the Company shall each have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, all Federal, state and local governmental authorities necessary for the issuance, sale and delivery of the Notes pursuant to this Agreement and the sale and delivery of the Employer Capital Stock in the ESOT Transaction ("Approvals and Consents"), and all such Approvals and Consents shall be in full force and effect at the time of Closing and shall be effective to permit each such issuance, sale and delivery, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.



                  3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.


                  4. PAYMENTS. The Notes shall be subject to payment with respect to the Required Installment Payments specified in paragraph 4A and shall be subject to prepayment under the circumstances set forth in paragraph 4B.

                  4A. REQUIRED INSTALLMENT PAYMENTS; REQUIRED REDEMPTION. (a) The principal amount of the Notes will be due and payable in installment payments, in each case as set forth on Exhibit A-2. Each such installment payment is herein called a "Required Installment Payment". Upon any partial prepayment of Notes pursuant to paragraph 4B, or any partial retirement, purchase or other acquisition of Notes by the ESOT or the Company, its Subsidiaries or Affiliates pursuant to paragraph 4D, the ESOT shall elect to apply such partial prepayment or partial retirement either (i) in inverse order of the dates on which Required Installment Payments are to be made or (ii) ratably to the amount of each subsequent Required Installment Payment applicable to the Notes by an amount equal to the product obtained by multiplying (x) the aggregate principal amount of the Notes so prepaid, retired, purchased or acquired by (y) a fraction the numerator of which is the amount of such Required Installment Payment with respect to the Notes and the denominator of which is the unpaid principal balance of the Notes immediately prior to such prepayment, retirement, purchase or acquisition, as the case may be.


                  (b) The principal amount of the Notes, the interest accrued thereon and the Market Premium will be due and payable in the event that the ESOT (i) is terminated, (ii) fails to continue to hold sufficient Qualifying Employer Securities required pursuant to Section 4975(e)(7) of the Code or (iii) fails to obtain and deliver to you the determination letter required pursuant to paragraph 5F prior to the Qualification Date. Notwithstanding the foregoing, upon the occurrence of any of the events described in this paragraph 4A(b), no amount shall be due and payable in the event the Company elects, in the manner described herein, to issue, sell and deliver to each holder of the Notes senior promissory notes of the Company substantially in the form of Exhibit A-3 (the "Company Note") with a maturity date, in principal amounts and with repayment schedules identical to the Notes redeemed, that were held by such holder, at a purchase price equal to the principal amount hereof. The Company Notes shall be dated the date of issuance and shall bear interest at the Gross-Up Rate from the last date as of which interest had been paid on the Notes and the holders thereof shall be entitled to the benefits of this Agreement. Upon and after issuance of the Company Notes, references to "Notes" herein shall be deemed to also include the Company Notes. The Company Notes shall be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally, and upon issuance thereof the Company, at its expense, shall deliver an opinion of counsel addressed to the purchasers of the Company Notes and satisfactory to such purchasers to the foregoing effects and covering such other matters as may be reasonably requested by such purchasers.


                  4B. OPTIONAL PREPAYMENT. The Notes shall be subject to prepayment, at any time in whole, or from time to time on the date of any Required Installment Payment in part (in a minimum aggregate principal amount of $1,000,000, provided, however, that the Company may make prepayments in amounts less than $1,000,000 if such prepayments are required in order to comply with ERISA), at the option of the ESOT, at 100% of the principal amount thereof to be prepaid, together with accrued interest thereon to the prepayment date and the Market Premium, with respect to each Note. Upon any partial prepayment of the Notes pursuant to this paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.



                  4C. NOTICE OF PREPAYMENTS. The ESOT shall give each holder of Notes irrevocable written notice of any prepayment of the Notes pursuant to paragraph 4B not less than 10 days prior to the prepayment date, specifying such prepayment date and the principal amounts of the notes held by such holder to be prepaid on such date and stating that such prepayment is being made pursuant to paragraph 4B and specifying whether the amount to be prepaid shall be applied against future Required Installment Payments in accordance with clause (i) or
(ii) of paragraph 4A(a), whereupon the principal amount of the Notes to be prepaid, together with interest accrued thereon to the prepayment date and the Market Premium, with respect to each Note, shall become due and payable on such prepayment date.


                  4D. ACQUISITION OR RETIREMENT OF NOTES. The Company, its Subsidiaries, Affiliates and the ESOT shall be permitted to retire in whole or in part prior to their stated maturity, or purchase or otherwise acquire, directly or indirectly, notes held by any holder. Any Notes retired, purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates or the ESOT shall not be deemed to be outstanding for any purpose under this Agreement and the Company shall specify whether the principal amount of the Notes retired, purchased or otherwise acquired by the Company shall be applied against future Required Installment Payments in accordance with clause (i) or
(ii) of paragraph 4A(a).


                  4E. OBLIGATIONS OF THE TRUSTEE; NO RECOURSE. Except with respect to paragraph 10O(b), the covenants, agreements and all obligations of the Trustee hereunder are solely obligations of the Trustee in its capacity as Trustee under the ESOT, to be satisfied solely out of the assets of the ESOT, and no liability shall attach to, or be incurred by, the Trustee in its corporate capacity under or by reason of any of the obligations, covenants or agreements contained herein. Notwithstanding any other provision hereof, none of the holders of the Notes shall have any recourse against the Trustee of the ESOT, except to the extent of the assets of the ESOT that are permitted by Treasury Regulation Section 54.4975-7(b)(5) and 54.4975-7(b)(6) to be used to repay the Notes.


                  5. AFFIRMATIVE COVENANTS. The provisions of this paragraph 5 shall remain in effect from the date hereof and thereafter so long as any Note shall remain outstanding.

                  5A. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company covenants that it will deliver to each holder of a Note in duplicate:

                  (i) as soon as is practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year commencing with the first such quarter ending after the date of the Closing, a consolidated statement of income of the Company and its Subsidiaries for such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form, figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified as complete and correct and prepared in accordance with generally accepted accounting principles by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery of substantially the same financial statement information that is required by a Quarterly Report on Form 10-Q or any successor form of the Company for such quarterly period as such form is in effect on the date hereof under the Exchange Act shall be deemed to satisfy the requirements of this clause (i);


                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated statement of income and of cash flow of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form, corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s), and accompanied by an opinion directed to the Company of independent public accountants of recognized national standing selected by the Company to the Required Holder(s); provided, however, that delivery of substantially the same financial statement information that is required by an Annual Report on Form 10-K of any successor form (including all incorporated documents) of the Company for such fiscal year as such form is in effect on the date hereof under the Exchange Act shall be deemed to satisfy the requirements of this clause (ii);

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form (except to the extent such registration statement on Form S-8 relates to the Plan), and all public reports which it files with the Commission;

                  (iv) in the event the Company Notes are not outstanding, promptly upon its becoming available and in any event within 30 days after such time as such reports are required to be filed with the IRS, a copy of the annual report of the Plan on Form 5500;

                  (v) in the event the Company Notes are not outstanding, promptly upon their becoming available, copies of the Annual Report on Form 11-K of the Plan as filed with the Commission;

                  (vi) in the event the Company Notes are not outstanding, promptly following the Company's obtaining knowledge thereof, a notice of the occurrence of any event that could, in the reasonable judgment of the Company, be expected to give rise to a change in the interest rate applicable to the Notes or the payment of any amount by the ESOT pursuant to paragraph 7; provided, however, that the Company shall not be required pursuant to this clause (vi) to give notice of the introduction or enactment of any amendments to ERISA or the Code or of the proposal or adoption of any regulations under either ERISA or the Code or any other matter of public knowledge; and


                  (vii) with reasonable promptness, such other financial data as any holder(s) may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B and 6C and stating that there exists no Event of Default, Default or event referred to in paragraph 4A(b), or, if any such Default or event exist, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of Notes a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default, Default or event referred to in paragraph 4A(b), or, if they have obtained knowledge of any such Default or event, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default, Default or event referred to in paragraph 4A(b), which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, chief operating officer, principal financial officer, principal accounting officer or treasurer of the Company obtaining actual knowledge of an Event of Default, Default or event referred to in paragraph 4A(b), it will deliver to each holder of Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.


                  5B. INSPECTION OF PROPERTY. The Company will permit any authorized representative designated by you or any other holder, without expense to the Company, to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and, in or outside of the presence of any officers or employees of the Company and its Subsidiaries, with its and their independent public accountants (any expenses and fees of which shall be paid by the Company), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested insofar as relevant to your investment in the Notes. You agree (and any holder seeking to avail itself of the benefits of this paragraph 5B shall similarly agree) to use your best efforts to maintain the confidentiality of non-public information regarding the Company and its Subsidiaries which you or such holder, as the case may be, receive pursuant to this paragraph 5B in accordance with such procedures as you or such holder, as the case may be, apply generally to information of this kind. You agree not to use such non-public information for purposes other than purposes related to this Agreement except where you deem (and any holder seeking to avail itself of the benefits of this paragraph 5B similarly deems) such use to be necessary in order to comply with any law, rule, regulation or order applicable to you (or such other holder) including, but not limited to, the filing of any reports with federal, state or self-regulatory agencies having jurisdiction over you (or such other holder).

                  5C. PAYMENT OF TAXES AND CLAIMS. The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the insistence of the PBGC) levied or imposed upon it or its Subsidiaries or upon its or their income, profits or property, except where non-payment would not (either singly or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform and satisfy its obligations under this Agreement, (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon its or its Subsidiaries properties, except where non-payment would not (either singly or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform and satisfy its obligations under this Agreement and (iii) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any pension plan maintained by the Company or a Code Affiliate; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                  5D. CORPORATE EXISTENCE. Subject to paragraph 6E, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.


                  5E. MAINTENANCE OF PROPERTIES. The company will cause all properties of material value used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph 5E shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

                  5F. DETERMINATION LETTER. The Company will promptly apply for (but in no event later than September 30, 1989), and use its best efforts to obtain and deliver to you as promptly as practicable, a determination letter from the IRS to the effect that the Plan meets the requirements for qualification under sections 401(a) and 4975(e)(7) of the Code and the ESOT meets the requirements for tax exemption under section 501(a) of the Code and comply with any reasonable request from any Indemnitee for assistance in establishing the status of the Plan as an "employee stock ownership plan" under Section 4975(e)(7) of the Code or the status of any Note as a "securities acquisition loan" under section 133 of the Code.

                  5G. PLAN EXISTENCE. As long as the Company Notes are not outstanding, each of the Company and the ESOT will (i) do all things necessary to comply with the requirements for an "exempt loan" to the ESOT as defined in Treasury Regulation sections 54.4975-7 and 54.4975-11 and the requirements, if any, that may be promulgated from time to time with respect to section 133 of the Code; (ii) do all things necessary to maintain and keep in full force and effect the Plan as an "employee stock ownership plan", within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA; (iii) cause the Plan and the ESOT to be operated and administered at all times and be amended as necessary so as to remain qualified under sections 401(a) and 4975(e)(7) of the Code and the ESOT to remain tax-exempt under section 501(a) of the Code; (iv) cause all other actions to be taken which are necessary for the Plan and the ESOT to be in material compliance with all applicable requirements of ERISA (including Titles I and II thereof) and the Code and the regulations thereunder as from time to time in effect and applicable to the Plan and the ESOT; (v) take no action to amend or otherwise modify any Plan Document in a manner that would result in the extension of credit represented by the Notes (if so qualified) ceasing to qualify as a "securities acquisition loan" within the meaning of section 133(b) of the Code. The Company covenants that it will make contributions to the ESOT as required by the Plan. Nothing in this paragraph 5G is intended to give any Person, other than the holders from time to time of the Notes, any rights.


                  5H. APPLICATION OF PROCEEDS. The entire proceeds of the issuance and sale of the Notes will be used promptly by the ESOT to acquire, at not more than adequate consideration (within the meaning of Section 3(18) of ERISA), shares of the Employer Capital Stock in accordance with the Stock Purchase Agreement. The ESOT and the Company will furnish to you, if required in connection with your purchase of the Notes hereunder, a statement in conformity with applicable margin requirements of the Federal Reserve under Regulation G our U.


                  5I. ADDITIONAL COVENANTS PENDING CLOSING. Pending the Closing, the Company will promptly advise you of any action or event of which it becomes aware which has the effect of making any of the representations and warranties contained herein incorrect in any material respect or which has the effect of rendering the Company incapable of performing any of the covenants contained herein which it is required to perform.

                  5J. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provision of, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing, without limitation, the emission of wastewater effluent, solid and hazardous waste and air pollution, and laying down general environmental conditions, together with any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and diligently comply with the regulations (except to the extent such regulations are waived) of any relevant Department of Environmental Protection except where noncompliance would not adversely affect the business, condition (financial or other) or operations of the Company, its Affiliates or its Subsidiaries. The Company and its Subsidiaries agree, jointly and severally, to indemnify and hold you, your officers, agents and employees harmless from any loss, liability, claim or expense which you may incur or suffer as a result of a breach by the Company or its Subsidiaries, as the case may be, of this covenant.

                  5K. CONTRIBUTIONS TO THE ESOT. As long as the Company Notes are not outstanding, the Company covenants that it will make contributions to the ESOT in amounts sufficient, together with other funds legally available therefor, to enable the Trustee to make payments of principal, Market Premium, if any, and interest on the Notes when due. Nothing in this paragraph 5L is intended to give any Person, other than the holders of the Notes, any rights.

                  6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in effect only so long as any Note shall remain outstanding. If the Company and the Required Holders agree on mutually satisfactory arrangements for the defeasance of the Notes pursuant to which (i) the holders of the Notes have the benefit of a security interest in United States Treasury securities and (ii) the payment when due of all principal and interest on the Notes is provided for, the Required Holders shall waive the provisions of paragraphs 6A, 6B, 6C and 6D, and shall amend the percentage set forth in paragraph 6F from 30% to 50%, for so long as such arrangements remain in effect.

                  6A. TANGIBLE NET WORTH. The Company will not permit Consolidated Tangible Net Worth at any time to be less than $120,000,000 plus the Cumulative Net Income Amount.

                  6B. DEBT SERVICE COVERAGE. The Company covenants that it will not permit the ratio of (i) the sum of Consolidated Net Income, Interest Expense, Rent Expense and Tax Expense for any fiscal year to (ii) Fixed Charges for such fiscal year, to be less than 3.5 to 1.

                  6C. LIMITATION ON FUNDED DEBT. The Company covenants that it will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise become liable with respect to or suffer to exist at any time any Funded Debt if immediately after the incurrence thereof, Consolidated Funded Debt less cash and Cash Equivalents would at any time exceed 50% of the Consolidated Tangible Gross Worth less cash and Cash Equivalents.

                  6D. LIMITATION ON LIENS. (a) The Company will not, nor will it permit any Subsidiary to, create, issue, assume, incur or suffer to exist at any time any Mortgage upon any of its property or assets, (whether now owned or hereafter acquired), or upon any income or profits therefrom, or acquire any property pursuant to any conditional sale, lease purchase or other title retention agreement, without in any such case effectively providing, concurrently with such creation, issuance or assumption, that the Company's obligations under paragraph 8 (the "Company Obligations") shall be secured equally and ratably by such Mortgage; provided, however, that, subject to clause
(b), the foregoing restrictions shall not apply to

                  (1) Mortgages existing on the date hereof;

                  (2) Mortgages on property existing at the time of acquisition on such property by the Company or a Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the

         Company or a Subsidiary or to secure any Debt incurred or guaranteed by the Company or a Subsidiary prior to, at the time of, or within 120 days after the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of full operation of such property, which Debt is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that (a) the aggregate principal amount of indebtedness secured by such Mortgages in respect of any such property shall not exceed the fair market value of such property at the time of acquisition or completion of construction thereof; and (b) the sum of consolidated Debt secured by such Mortgages was incurred within the limitations of paragraph 6C;

                  (3) Mortgages securing Debt of a Subsidiary owing to the Company or to another Subsidiary;

                  (4) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of an acquisition of a corporation or a purchase, lease or other acquisition of the property of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary provided, however, that (a) such Mortgages exist at the time of acquisition or such corporation or assets and is not created by the Company in anticipation thereof and (b) the consolidated Debt secured by such Mortgage was incurred within the limitations of paragraph 6C;

                  (5) other Mortgages incidental to the conduct of the Company or its Subsidiaries business or the ownership of the Company or its Subsidiaries property and assets, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the Company or its Subsidiaries' property or assets, or materially impair the use thereof in the operation of the Company or its Subsidiaries business;

                  (6) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).

                  (b) Notwithstanding the foregoing provisions of this paragraph 6D, the Company and any one or more Subsidiaries may not issue, assume or guarantee Debt secured by Mortgages which would otherwise be permitted by any of the foregoing clauses (1) through (4) or (6) if the aggregate amount thereof would exceed 10% of Consolidated Tangible Gross Worth as of the end of the fiscal year preceding the date of determination.

                  6E. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. (a) Neither the Company nor any of its Subsidiaries shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (except that a Subsidiary may merge with and into a wholly-owned Subsidiary), unless:


                  (1) in the case of the Company, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holders of the Notes, in form satisfactory to the Required Holder(s) (with respect to the covenants in paragraph 8, a guaranty in the form described in paragraph 8 will be deemed to be satisfactory to the Required Holder(s)), the due and punctual performance of the Company Obligations and the payment and performance of every other covenant (including, without limitation, those in respect of the Company Obligations) of this Agreement on the part of the Company to be performed or observed;

                  (2) immediately after consolidation or merger, the Company or the corporation formed by such consolidation or into which the Company is merged could incur at least $1 of additional Funded Debt under the terms of this Agreement.

                  (3) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (4) the Company has delivered to the holders of the Notes an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this paragraph 6E and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with paragraph 6E(a), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement (including, without limitation, those provided for in paragraph 8) with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement.

                  (c) If, upon any consolidation or merger of the Company or any Subsidiary with or into any other corporation or corporations (whether or not an Affiliate of the Company), or successive consolidations or mergers in which the Company or any Subsidiary or their successors shall be a party or parties, or upon any sale, conveyance or lease of the property of the

Company as an entirety or substantially as an entirety to any other Person (whether or not an Affiliate of the Company), any property of the Company or of any Subsidiary owned immediately prior thereto would thereupon become subject to any Mortgage, the Company or any such Subsidiary, prior to such consolidation, merger, sale, conveyance or lease, shall by agreement supplemental hereto secure the due and punctual payment of the Company Obligations by a direct lien on all such properties of the Company or any such Subsidiary, prior to all liens other than any theretofore existing thereon, unless such Mortgage would be permitted by paragraph 6D, treating, for the purposes of paragraph 6A, the indebtedness of the other Person secured by such Mortgage as Debt.



                  6F. SALE OF ASSETS. Neither the Company nor any Subsidiary shall sell, lease, transfer or otherwise dispose of any asset to any Person (other than assets disposed of in the ordinary course of business) unless such asset, together with all other assets (other than assets disposed of in the ordinary course of business) sold, leased, transferred or otherwise disposed of during the preceding 12-month period, (i) does not have a net book value greater than 30% of Consolidated Tangible Net Worth of the Company and its Subsidiaries at the end of the immediately preceding fiscal year of (ii) did not, for any of the three immediately preceding fiscal years, contribute more than 30% of Consolidated Operating Profit.


                  7. INCOME TAXATION.

                  7A. ADDITIONAL PAYMENTS. In the event that at any time on or after January 1, 1991 (whether before or after payment on the Notes) a Gross-Up Event shall occur with respect to any Indemnitee, the ESOT will pay to such Indemnitee as additional interest in immediately available funds at the time or times specified in paragraph 7C:

                  (a) an amount equal to the excess of

                      (i) the amount of interest which would have been payable on the unpaid principal amount of such Indemnitee's Note during the Additional Payment Period if such Note had borne interest at a rate per annum equal to the Gross-Up Rate (appropriately reduced if the amount of interest on such Indemnitee's Note included in its Federal Gross Income shall exceed the Inclusion Rate but shall be less than 100% as determined in accordance with the provisions of paragraph 7D); over

                      (ii) the amount of interest actually paid or payable under the terms of such Indemnitee's Note during the Additional Payment Period (excluding any additional interest on overdue amounts paid or payable as provided in the Notes); and

                  (b) the sum of

                      (i) the amount of any interest and of any penalties, additions to tax and additional amounts payable under the Code (such penalties, additions to tax and additional amounts being referred to as "Additions to Tax") which are deductible for Federal income tax purposes and are payable (or have been paid) to the United States by the Indemnitee as a consequence of the failure to include more than the Inclusion Rate of the interest referred to in paragraph 7A(a)(ii) in the Federal Gross Income of such Indemnitee; and

                  (ii) an amount which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any Federal, state or local governmental taxing authority (such taxes to be calculated at the maximum statutory rate, applicable to such Indemnitee during the relevant taxable period, after taking into account deductions attributable to the imposition of Federal, state and local taxes), shall be equal to the amount of any interest or Additions to Tax which are not deductible for Federal income tax purposes and which are payable (or have been previously paid) to the United States by the Indemnitee as a consequence of the failure to include more than the Inclusion Rate of the interest referred to in paragraph 7A(a)(ii) in the Federal Gross Income of such Indemnitee;

provided, however, that as to any Gross-Up Event, no payment shall be required pursuant to paragraph 7A(b) on account of any interest and Additions to Tax with respect to periods after all amounts due under paragraph 7A have been paid with respect to such Gross-Up Event.

                  7B. SUPPLEMENTAL PAYMENTS. (a) In the event that at any time after the date hereof (whether before or after payment of the Notes) a Change of Law shall occur with respect to any Indemnitee, the ESOT will pay to such Indemnitee as additional interest in immediately available funds at the time or times specified in paragraph 7C an amount with respect to the applicable Supplemental Payment Period which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any Federal, state or local governmental taxing authority, shall be equal to any new or additional Federal tax related to the acquisition, ownership or disposition of such Indemnitee's Note which arises (and for this purpose tax arises, among other events, as a result of a reduction in any Tax Allowance) as a result of such Change of Law (all such taxes to be calculated at the maximum statutory rate applicable to such Indemnitee) and adjusted to reflect any increased deductions or credits available to the Indemnitee related to the acquisition, ownership or disposition of such Indemnitee's Note which arises as a result of such Change of Law.

                  (b) In the case of any Change of Law with respect to the alternative minimum tax, the additional tax which is attributable to the ESOT and which arises as a result of such Change of Law will equal the excess, if any of (i) the amount by which the Indemnitee's alternative minimum tax liability after the Change of Law would decrease if no portion of the interest on the Note otherwise included as a "preference item" or other adjustment in computing "alternative minimum taxable income" is so included over (ii) the amount computed in (i) but determined as if the Change of Law had not occurred. For this purpose, the law to be applied in (ii) above shall be the law as of the date hereof (including changes already enacted and scheduled to go into effect). Once such excess is determined, the provisions of paragraph 7B(a) which determine the proper amount of additional interest owed to the Indemnitee (as a result of the provisions of such paragraph) shall be applied and payment shall be made in accordance with the schedule provided in paragraph 7C.

                  (c) Notwithstanding anything to the contrary in this paragraph 7B, the amount of Supplemental Payment for any Supplemental Payment Period shall not, when added to the interest otherwise payable for such period, exceed the Gross-Up Rate for such period and paragraph 7B shall be applicable only after January 1, 1991 for any Change of Law (including for this purpose any Change of Law prior to January 1, 1991 but after the date hereof).


                  7C. PAYMENT DATES. (a) If the ESOT becomes obligated to make payments to any Indemnitee pursuant to paragraph 7A, the Indemnitee shall from time to time notify the ESOT and the Company of the amount that is payable in respect of such portion of the Additional Payment Period (i) as had elapsed prior to the occurrence of a Gross-Up Event, which amount shall be due and payable (A) in the case such notice is given prior to payment in full of the Notes, on the first date thereafter on which any interest on the Notes is due and payable (or, if later, 10 days after the date of such notice), or (B) in the case such notice is given after payment in full of the Notes, within 10 days after the date of such notice, and (ii) as had elapsed on and after the occurrence of a Gross-Up Event, which amount will be payable on each date thereafter on which any interest on the Notes is due and payable (each notice under this clause (ii) shall be given at least 10 days prior to such interest payment date) provided, however, that if the Gross-Up Event occurs solely as a result of the occurrence of the event described in clause (b)(i) of the definition of Gross-Up Event, the ESOT and the Company may elect not to make any payments due hereunder during the period of any contest under paragraph 7F, unless the Indemnitee makes a payment (including reducing any available refund, offset or credit otherwise available) of the increased Federal tax arising from the Gross-Up Event, in which event the amount of such increased Federal tax (including any interest and Additions to Tax) shall be paid by the ESOT to the Indemnitee promptly upon its receipt of notice of such payment from the Indemnitee.


                  (b) If the ESOT becomes obligated to make payments to any Indemnitee pursuant to paragraph 7B, such Indemnitee shall notify the ESOT and the Company (i) of the amount that is payable in respect of such portion of the Supplemental Payment Period as had elapsed prior to the date such notice is given, which amount shall be due and payable within 10 days after the date of such notice, and (ii) at least annually, of the amount that will be payable on such date or dates thereafter as set forth in such notice (each of which shall be at least 10 days after the date of such notice), which amount shall become due and payable on the dates specified.


                  (c) The computation of any amount payable under paragraph 7A, 7B, 7D or 7E shall be made in good faith by the Indemnitee and shall be explained in writing to the ESOT and the Company, but neither the ESOT nor the Company shall have any right to examine the Indemnitee's Federal income tax returns or any other returns, documents or records of the Indemnitee. At the Company's or the ESOT's request and at the Company's expense, the Indemnitee will cause the Indemnitee's independent auditors to review such computation and certify to the Company or the ESOT, as the case may be, that such computation is accurate in all material respects.



                  (d) If the ESOT shall fail to pay any amount payable under paragraphs 7A or 7B on the due date pursuant to this paragraph 7C, the ESOT shall also pay, to the extent lawful, interest on such unpaid amount at the rate payable on overdue payments of principal on the Notes, as set forth therein.

                  7D. INTEREST RATE ADJUSTMENT. In the event that at any time on or after January 1, 1991 there is for any reason a change in the Federal Tax Rate or the Inclusion Rate, then, in that event, the interest rate on the Notes held by each Qualified Holder shall be automatically adjusted (but not higher than the Gross-Up Rate nor lower than the Fully Tax Exempt Rate with respect to such Notes), effective as of the effective date of change for each such change, to the rate per annum determined by multiplying the Qualified Tax-Exempt Rate by the Adjustment Fraction. Each Qualified Holder shall determine the adjusted interest rate on its Notes in accordance with the foregoing, subject to the procedures described in paragraph 7C(c). The ESOT unconditionally promises to pay interest on such Notes from the date of each such change at the rate as so adjusted from time to time. If for any reason (e.g., a retroactive effective date) the effective date of change for any such change is prior to one or more payment dates for which payments were due and payable on such Notes, adjustments to payments are required under this paragraph 7D, (i) the ESOT shall promptly upon demand by such Qualified Holder pay the amount by which interest computed at such rate or rates exceeds the amount of interest actually theretofore paid by the ESOT on the Notes or (ii) such Qualified Holder shall promptly upon demand for refund by the ESOT pay the amount by which the interest computed at such rate or rates is exceeded by the amount of interest theretofore paid by the ESOT on the Notes.


                  7E. REFUNDS. (a) If the ESOT or the Company shall make any payment to any Indemnitee pursuant to paragraph 7A or 7B and such Indemnitee shall thereafter receive a refund, offset or credit of Federal Tax for any taxable year to which such payment related in respect of a claim that part of the interest on the Notes to which such payment related was excludable from its Federal Gross Income (or if it is otherwise subsequently determined that payments pursuant to paragraph 7A or 7B exceeded the amounts properly payable to the Indemnitee with respect to a Gross-Up Event or Change of Law, in which event, for purposes of this paragraph 7E(a), the Indemnitee shall be treated as receiving a refund in the amount of such excess) such Indemnitee shall pay to the ESOT or the Company, as the case may be, the sum of:


                      (i) an amount equal to the amount previously paid to such Indemnitee pursuant to paragraph 7A(a) or 7B with respect to the interest on such Notes for such taxable year to which such claim for refund, offset, or credit related (the "Disputed Interest") multiplied by a fraction the numerator of which is the amount of the refund or credit received of tax paid with respect to the Disputed Interest and the denominator of which is the amount of tax paid by such Indemnitee with respect to such Disputed Interest; and

                      (ii) the amount of any refunded, offset of credited interest or Additions to Tax that had been paid with respect to such Disputed Interest and with respect to which such Indemnitee had been paid pursuant to paragraph 7A(b) or 7B.

                      (iii) to the foregoing amounts shall be added interest from the date that the amount was paid to the Indemnitee to the date of repayment pursuant to this paragraph, at the rate at which interest for such period would be paid on refunds by the IRS.

For purposes of this paragraph 7E(a), in the case of a Gross-Up Event occurring solely as a result of the failure to provide a Qualifying Opinion of Counsel, the Indemnitee shall be treated as receiving a refund if and when it files a federal income tax return excluding interest on the Indemnitee's Note, in an amount equal to the portion of the amount paid pursuant to paragraph 7A that was determined with reference to the interest excluded on the return. If the ESOT or the Company so requests in writing at any time the Indemnitee shall confirm in writing whether or not it has so excluded such interest.

                  (b) If the ESOT or the Company shall make any payment to an Indemnitee pursuant to paragraph 7B and if, in the Federal income tax return of such Indemnitee or after any adjustment of such return, the amount of the Tax Allowance or other amount by reference to which the amount of the supplemental payments is determined differs from the amount used to compute the amount of such payment, the ESOT or the Company, as the case may be, shall pay to such Indemnitee promptly on written demand any additional amount computed pursuant to paragraph 7B, and the Indemnitee shall promptly refund to the ESOT or the Company, as the case may be, any excess amount paid pursuant to paragraph 7B, attributable to such difference.

                  7F. CONTEST OF DISALLOWANCE OF SECTION 133 EXCLUSION.

                  (a) If an Indemnitee anticipates receiving or actually receives an IRS Notice asserting a claim which, if successful, could result in a Gross-Up Event (an "Exclusion Claim"), the Indemnitee agrees to notify the ESOT and the Company in writing, as promptly as possible, of such Exclusion Claim and provide the ESOT and the Company with any relevant information relating to such Exclusion Claim that may be available to the Indemnitee.

                  (b) The Indemnitee further agrees to contest any Exclusion Claim with diligence and in good faith, including appealing any adverse administrative or judicial determination and seeking a refund with respect to any Exclusion Claim if (in each instance) so requested by the ESOT or the Company; provided, however, that:

                      (i) within 30 days after notice by the Indemnitee to the ESOT and the Company of such Exclusion Claim, the ESOT or the Company shall request that such Exclusion Claim be contested;


                      (ii) prior to the Indemnitee's taking any such requested action (including appealing any adverse decision), the ESOT or the Company (at the expense of either the ESOT or the Company and upon the written request of the Indemnitee) shall provide the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee to the effect that there exists a reasonable basis for contesting such Exclusion Claim:


                      (iii) The ESOT or the Company shall from time to time pay to the Indemnitee within 30 days after receipt by the ESOT and the Company of an itemized written demand therefor and explanation thereof an amount sufficient, on an after-tax basis, to reimburse the Indemnitee for all out-of-pocket expenses that the Indemnitee has incurred in connection with contesting or defending such Exclusion Claim or any appeal thereof, including, without limitation, expert witness, attorneys' and accountants' fees and disbursements; and

                      (iv) the Indemnitee may, at any time, settle, compromise or otherwise terminate any contest with the consent of the ESOT and the Company, which consent shall not be unreasonably withheld.

                  (c) Sole control over the conduct of any contest under subparagraph (b) of this paragraph 7F shall be vested in the Indemnitee, but the Indemnitee shall consult with the ESOT, the Company and their counsel regarding all aspects of the contest, and shall consider and act on (or refrain from acting on) in good faith any recommendations of the ESOT, the Company, and their counsel as to conduct of the contest. The right of the Indemnitee to control the conduct of the contest. The right of the Indemnitee to control the conduct of any contest shall not be construed to relieve the Indemnitee of its obligation to contest any Exclusion Claim in accordance with paragraph 7F(b).

                  (d) Notwithstanding anything to the contrary contained in subparagraph (a), (b) or (c) of this paragraph 7F, the Indemnitee may in its sole discretion settle of compromise any Exclusion Claim, provided the Indemnitee gives the ESOT and the Company notice of its intention to settle or compromise the Exclusion Claim. If, after receiving the notice referred to in the preceding sentence and within 45 days of an agreement between the Company and the Indemnitee on the identity of counsel, the Company provides the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee, that it is highly probable that the Indemnitee would prevail in litigation with respect to such issue, then, to the extent payment was made by the ESOT or the Company under paragraph 7A, the Indemnitee shall be deemed to have received a refund in the amount to the ESOT or the Company; to the extent payment was not made, the Gross-Up Event giving rise to the disallowance shall be deemed not to have occurred. Alternatively, if the Company provides the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee, that it is more likely than not that the Indemnitee would prevail in litigation with respect to such issue, then if the amount paid by the ESOT or the Company exceeds 50% of the amount payable pursuant to paragraph 7A, the Indemnitee shall pay such excess to the ESOT or the Company, as appropriate; and if 50% of the amount payable pursuant to paragraph 7A exceeds the amount paid by the ESOT or the Company, the ESOT or the Company, as the case may be, shall pay the amount of such excess to the Indemnitee in complete accord and satisfaction of its obligations as to such issue under paragraph 7A.

                  7G. REQUEST FOR QUALIFYING OPINION OF COUNSEL. If any Indemnitee determines, in good faith after consultation with independent nationally recognized counsel, that there is a substantial likelihood for any reason whatsoever that any Qualified Holder will be required to include more than that percentage of the interest on the Notes which is equal to the Inclusion Rate in its Federal Gross Income, such Indemnitee shall be entitled to request a Qualifying Opinion of Counsel with respect to interest on the Notes for a period commending with the date of issuance of the Notes and continuing through the date of such request or for any lesser period specified in such Indemnitee's request. If such a request is made, such Indemnitee shall supply the counsel rendering such opinion with such information as may be reasonably requested by such counsel in order for it to form a basis for rendering the opinion requested.

                  7H. ADJUSTMENT EVENT. If on January 1, 1991 the Inclusion Rate is 50% and the Federal Tax Rate then in effect is equal to the Federal Tax Rate on the date hereof, the interest rate on the Notes held by each Qualified Holder shall be automatically adjusted, effective on January 1, 1991, to the Qualified Tax-Exempt Rate until further adjusted pursuant to paragraph 7. If on January 1, 1991 the Inclusion Rate is not 50% or if the Federal Tax Rate in effect on that date is different than the Federal Tax Rate in effect on the date hereof, the interest rate on the Notes shall be adjusted first to the Qualified Tax-Exempt Rate and then shall be immediately further adjusted pursuant to the principles of paragraph 7D; such adjusted interest rate shall also be subject to further adjustments pursuant to this paragraph 7.


                  7I. ISSUANCE OF COMPANY NOTES. The Company and its Subsidiaries hereby assume liability for, shall pay and discharge from time to time, will indemnify and hold harmless the holder of any Note from, and the Company and its Subsidiaries will pay immediately to such holder any amount due, on a gross-up basis, with respect to any present or future taxes or tax liability imposed, collected, assessed or required to be deducted, withheld or paid by such holder with respect to the issuance of the Company Notes pursuant to paragraph 4A(b).

                  8. GUARANTEE BY THE COMPANY.


                  (a) The Company, in consideration of the execution and delivery of this Agreement, hereby unconditionally and irrevocably guarantees to you (together with your successors and assigns, hereinafter referred to as the "Purchaser") and to the holders from time to time of the Notes, the due and punctual payment of the principal of, premium, if any, (including, without limitation, the Market Premium, if any) and interest on the Notes when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment or otherwise, according to the terms thereof and of this Agreement, and the due and punctual payment of any other amounts owing to the Purchaser and to such holders under or in respect of the Notes and all other payment obligations of the ESOT hereunder (including, without limitation, amounts payable by the ESOT pursuant to paragraph 7), whether absolute or contingent, liquidated or unliquidated. In the absence of the due observance and performance by the ESOT of any of its other obligations, undertakings and conditions contained in this Agreement the Company shall use its best efforts, to the extent practicable, to provide reasonably equivalent performance intended to achieve comparable results. If the ESOT shall not punctually pay any such principal, premium (including, without limitation, the Market Premium, if any), interest or other amounts (regardless of whether the holders of the Notes have recourse against the ESOT), the Company shall make such payment forthwith thereafter. If the Purchaser or any of the holders of the Notes shall have the right to declare any or all of the Notes due and payable (or any such right shall be limited by operation of the last sentence of paragraph 9A or otherwise), and acceleration of the payment of such Notes is stayed, enjoined or otherwise prevented for any reason, including, without limitation, because of the provisions of Treasury Regulation section 54.4975-7 and 54.4975-11, the Company, upon demand therefore, shall pay to the Purchaser and each holder of Notes, the sums which would have been due to the Purchaser and such holders under this Agreement if such acceleration had occurred, all as permitted by applicable law.


                  (b) The Company agrees that its obligations hereunder are absolute and unconditional, irrespective of the validity, regularity or enforceability of or any change in or amendment to any Note or this Agreement, the institution or absence of any action to enforce the same, the waiver or consent by the Purchaser or the holder of any Note with respect to the provisions thereof, the obtaining of any judgment against the ESOT or any action to enforce the same, the inability to recover from the ESOT because of any structure of limitations, laches or otherwise or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to guarantor, and that the provisions of this paragraph 8 constitute a guarantee of payment and not of collectibility.


                  (c) The Company hereby unconditionally: (i) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults in respect of the Notes or in the payment of any other amounts due in respect thereof, diligence, protest, presentment, filing of claims with a court in the event of the bankruptcy of the ESOT (subject to such filings as may necessary to protect rights of subrogation, but only at the written instance and expense of the Company), any right to require a proceeding first against the Company, any marshalling of assets of the Company or the ESOT, any notice of default with respect to any of the Notes or this Agreement or any other act or thing which might in any manner or to any extent vary the risk of the Company or which might otherwise operate as a discharge of the Company; (ii) agrees that this guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Notes or this Agreement or any of the limitations of liability or payment conditions thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (iii) agrees that this guarantee shall not be subject to any counterclaim (other than those which are compulsory in nature), set-off, deduction or defense based upon any claim the Company may have against the ESOT or any holder of the Notes hereunder or otherwise; and (iv) agrees that this guarantee shall be discharged only by complete performance of the undertakings in this paragraph 8. Nothing herein is intended to impair any rights of the Company to enforce any rights of the Company to enforce any rights it may have against any Person by way of a separate proceeding or action.


                  (d) The Company authorizes the Purchaser and the holders of the Notes, without notice or demand to the Company and without affecting its liability hereunder, from time to time (i) or exercise or refrain from exercising any rights against the ESOT or others; and (ii) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on the Notes and any other obligation hereunder. The Company waives any right to require the Purchaser and the holders of the Notes to proceed against the ESOT or any other Person or to pursue any other remedy available to the Purchaser or to such holders.

                  (e) In the event the ESOT fails to observe or perform any of its obligations or undertakings under this Agreement (an "ESOT Default"), the Company will be subrogated and succeed to the rights of the Purchaser and the holders of the Notes which may be asserted against the ESOT by the Purchaser or such holders as a result of any such ESOT Default upon payment or performance of such obligations or undertakings; provided, however, that the Company will not exercise any rights which it may have acquired by way of subrogation under this Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, unless and until all of the obligations, undertakings or conditions then and thereafter to be performed or observed by the ESOT pursuant to the Notes and this Agreement at the time of the Company's exercise of any such right shall have been performed, observed or paid in full by the ESOT or the Company. In the event that the Company receives any payment on account of such subrogation rights, it shall promptly apply such payment to the extent of its obligations hereunder. In the event that the Company pays or causes to be paid all amounts due under any of the Notes, the Purchaser or holder will assign and transfer such Notes to the Company or its designee. In no event shall such subrogation grant to the Company any right or power with respect to the ESOT which it is forbidden to exercise pursuant to ERISA or the Code or the regulations thereunder including but not limited to Treasury Regulation sections 54.4975-7 and 54.4975-11.



        (f) This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or a part thereof, of the principal of, Market Premium, if any, or interest on any of the Notes or of any other obligations guaranteed hereby is rescinded or must otherwise be restored or returned by the Purchaser or any subsequent holder of Notes upon the insolvency, bankruptcy or reorganization of the ESOT, or otherwise, all as though such payment has not been made.

        (g) The Company may at any time elect to pay or otherwise perform any obligation of the ESOT under this Agreement or in respect of the Notes, which shall operate as a discharge and release of the ESOT from such obligation to the Purchasers or any subsequent holders of the Notes (but not to the Company as subrogee or as a successor Noteholder), provided that no such election shall release the ESOT from any of its other obligations hereunder and under the Notes.

        9. EVENTS OF DEFAULT.

        9A. DEFAULT; ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i)(a) default in the payment of any principal (including any Required Installment Payment) of or Market Premium on any Note when the same shall become due, whether at maturity or at the times specified in paragraph 4A or 4B or otherwise, either by the terms thereof or otherwise as herein provided; or

                  (b) default in the payment of any interest on any Note when the same shall become due and such default shall continue for more than 5 Business Days; or

                  (ii) the Company states or otherwise claims in writing that any of its obligations under paragraph 8 is not enforceable in accordance with its terms; or

                  (iii)(a) default in the performance or breach of any covenant of the Company or the ESOT (or in the event the Company Notes are outstanding, the Company) contained in paragraph 7 of this Agreement and continuance of such default or breach for a period of 5 Business Days; or



                  (b) default in the performance or breach of any covenant of the Company or the ESOT (or in the event the Company Notes are outstanding, the Company) contained in paragraph 8; or



                  (iv) default in the performance, or breach, of any covenant of the Company or, in the event the Company Notes are not outstanding, the ESOT contained in paragraphs 5 or 6 (other than a covenant a default in whose performance or whose breach is elsewhere in this paragraph 9A specifically dealt with), and continuance of such default or breach for a period of 30 days after the earlier of (x) actual knowledge thereof by the chief executive officer, chief operating officer, principal financial officer, principal accounting officer or treasurer of the Company and (y) the date there shall have been given to the Company and the ESOT, by the holders of at least 25% in aggregate unpaid principal amount of the Notes at the time outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or


                  (v) any representation or warranty made by the Company or, in the event the Company Notes are not outstanding, the ESOT herein or in any writing furnished pursuant to the requirements of paragraph 3 of this Agreement shall be false in any material respect to the date as of which made; or

                  (vi) the Company or a Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or


                  (vii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or


                  (viii) the Company or any subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such

         Subsidiary, by any corporate act, consents thereto or acquiesces therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or


                  (xi) any order, judgment or decree is entered in any proceeding against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represents a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or



                  (xii) any "reportable event" as such term is defined in
         section 4043 of ERISA occurs in connection with any ERISA Plan or trust created thereunder for which the thirty day notice requirement has not been waived under the applicable regulations, or an event occurs requiring the Company or any ERISA Affiliate to provide security to an ERISA Plan under section 401(a)(29) of the Code; any "prohibited transaction" occurs, as such term is defined in section 4975 of the Code or in section 406 of ERISA, in connection with any ERISA Plan or any trust created thereunder; any notice of intent to terminate an ERISA Plan or ERISA Plans is filed under Title IV of ERISA by the Company or any ERISA Affiliate, any ERISA Plan administrator or any combination of the foregoing: any proceedings are instituted by the PBGC to terminate or to cause a trustee to be appointed to administer any ERISA Plan; any partial or complete withdrawal is made by the Company or an ERISA Affiliate from any Multiemployer Plan; any proceedings are instituted by a fiduciary of any ERISA Plan against the Company or any Code Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; the Company or a Code Affiliate fails to make a required installment under section 412(m) of the Code or to pay any amount or amounts which it shall have become liable to pay to the PBGC or to an ERISA Plan under Title IV of ERISA on or before the due date; any application is filed by the Company or a Code Affiliate for a waiver of the minimum funding standard under section 412 of the Code or section 302 of ERISA; or any "reorganization (as defined in section 418 of the Code of Title IV of ERISA) of any plan which is a Multiemployer Plan occurs; and each such instances in the aggregate, would, in the reasonable judgment of the Required Holder(s), more likely than not result in liability of the Company or any Code Affiliate or ERISA Affiliate to the IRS, the PBGC or an ERISA Plan in an aggregate amount exceeding $1,000,000; or

                  (xiii) in the event the Company Notes are not outstanding, any order, judgment or decree is entered in any proceeding by a court of competent jurisdiction decreeing that the Plan, the ESOT or the ESOT Transaction has not been properly established or consummated, as the case may be (other than as specified in clause (b)(ii) of paragraph
         4A), in any material respect, and such order, judgment or decree remains unstayed and in effect for more than 60 days and no appeal is filed by the Company or the ESOT therefrom within 60 days of the time such order, judgment or decree first becomes appealable; or


                  (xiv) the Company or any Subsidiary defaults in any payment of principal of or interest or any Debt in aggregate principal amount exceeding $20,000,000, other than the Notes, beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any Debt in aggregate principal amount exceeding $20,000,000 has been or may be issued (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause (without any action by or on behalf of the holder or holders of such obligation), or as a result thereof the holder or holders of such obligation (or a trustee on behalf of such holder or holders) shall have caused, such obligation to become due prior to any stated maturity; or



                  (xv) a final judgment or judgments in an aggregate amount exceeding $1,000,000 is or are rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment(s) are not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment(s) are not discharged;



than (a) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 9A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and the ESOT, and (b) if such event is an Event of Default specified in any other clause of this paragraph 9A, the holder or holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding may at its or their option, by notice in writing to the Company and the ESOT, declare all of the Notes to be, and all of the Notes shall thereupon be and become (except that, if such event is an Event of Default specified in clause
(i) of this paragraph 9A with respect to any Note, the holder of such Note may at its option by notice in writing to the Company and the ESOT, declare such Note to be, and such Note shall thereupon be and become) immediately due and payable at the principal amount thereof together with interest accrued thereon and the Market Premium, if any, with respect thereto without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the ESOT, provided that the Market Premium, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, and clauses (xii), (xiii), (xiv) and (xv) of this paragraph 9A, (y) the holder or holders making such declaration shall have given to the Company and the ESOT, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration. Nothing in this Agreement shall permit (i) a transfer of assets of the ESOT to any Person in excess of the amount permitted under Treasury Regulation Section 54.4975-7(b)(6), or (ii) if a holder of any Note is a disqualified person within the meaning of Section 4975 of the Code of the Regulations thereunder, the transfer of assets of the ESOT to such holder except upon the failure of the ESOT to make payment of regularly scheduled payments of principal and interest on such Notes, and then only to the extent of such failure.






                  9B. OTHER REMEDIES. If any Event of Default or Default shall occur and the continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon you or any other holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.



                  9C. RESCISSION OF ACCELERATION. At any time after any declaration of acceleration of any of the Notes shall have been made pursuant to paragraph 9A by any holder or holders of the Notes and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the Required Holder(s) may, by written notice to the Company and the ESOT and to the holders of the Notes, rescind and annul such declaration and its consequences, provided that (i) the principal of and interest on the Notes, which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default, other than the nonpayment of principal of and interest on the Notes which have become due solely by any such declaration of acceleration, shall have been cured or expressly waived by the Required Holder(s). No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.


                  10. REPRESENTATIONS AND WARRANTIES. The Company and, in the case of paragraphs 10N (b) and (d) and 100, ESOT, as to the ESOT, represent and warrant that:



                  10A. ORGANIZATION; CORPORATE AUTHORITY. The Company and each of its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of their respective states of incorporation; have all requisite power, and have all material governmental licenses, authorizations, consents and approvals, necessary to own their assets and carry on their business as now being conducted, except where the failure to have such power, licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; and are qualified to do business in all jurisdictions in which the nature of the business conducted by them makes such qualification necessary and where failure to do so would have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the Plan Documents, and compliance with provisions hereof and the consummation of any other transactions contemplated hereby and by the Plan Documents, are within the corporate power of the Company, have been duly,authorized by all necessary corporate action and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms (subject, as to enforceability, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.)



                  10B. FINANCIAL STATEMENTS; SEC REPORTS. The Historical Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and show all liabilities, direct or contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles, and (c) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the dates indicated and their results of operations and cash flows for the periods indicated. The SEC Reports have been prepared in conformity in all material respects with the rules and regulations of the Commission applicable thereto, and, in accordance with such rules and regulations, describe the business conducted by the Company and its Subsidiaries and the properties owned and operated in connection therewith. The Historical Financial Statements, the SEC Reports, and all other documents and reports delivered by or on behalf of the Company to you in connection with the transactions contemplated by this Agreement (which other documents and reports are described in the Company's letter to you dated the date hereof), are herein collectively called the "Disclosure Documents". The Disclosure Documents did not, as of their respective dates, and taken as a whole, and this Agreement does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future would reasonably be expected to (so far as the Company can now foresee) materially adversely affect the consolidated financial position, shareholders' equity or results of operation of the Company and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the Disclosure Documents. Neither the Company nor any of its Subsidiaries has sustained since March 31, 1989 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the Company and its consolidated Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Documents; and, since the respective dates as of which information is given in the Disclosure Documents, there has not been any material change in the capital stock or long-term or short-term debt of the Company or in any of its Subsidiaries or in the consolidated capitalization of the Company and its consolidated Subsidiaries, or any material adverse change, or any development which the Company has reasonable cause to believe will involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its consolidated Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Documents.





                  10C. ACTIONS PENDING. There are no actions or proceedings filed or investigations pending or (to the best knowledge of the Company) threatened against the Company or the ESOT which question the validity or legality of or seek damages in connection with this Agreement or any action take nor to be taken pursuant to this Agreement or any of the transactions contemplated hereby (including the ESOT Transaction) and no order or judgment has been issued or entered restraining or enjoining the Company or the ESOT from the consummation of the transactions contemplated by this Agreement (including the ESOT Transaction or which affects the ESOT or the Company or any of the ESOT's or the Company's properties or rights, or any of the ESOT's or the Company's affiliates, associates, officers or directors in relation to such matters, nor is there any action or proceeding which involves a significant possibility of an adverse determination which would have any such effect. There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject other than (i) as set forth in the Disclosure Documents and (ii) legal or governmental proceedings which, if determined adversely to the Company and its Subsidiaries, would not in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; and no such proceedings are known by the Company to be threatened or contemplated by governmental authorities or threatened by others.



                  10D. TAXES. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which are required to be filed (unless the failure to file such tax returns would not adversely affect the business condition (financial or other) or operations of the Company or its Subsidiaries), and each has paid all taxes as shown on such returns and all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been recorded on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on December 31, 1982.

            10E. TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as are described in the Disclosure Documents, or as to not materially affect the value of any material property and do not materially interfere with the use made and proposed to be made of any material property by the Company and its Subsidiaries and (ii) as would not adversely affect the business, condition (financial or other) or operations of the Company or its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            10F. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, or the Plan Documents, nor the offering, issuance and sale of the Notes or the consummation of the ESOT Transaction, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Mortgage upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment or decree, to which the Company or any of its Subsidiaries or any of their respective properties is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any contract or agreement (including its charter) which limits the amounts of, or otherwise imposes restrictions on the incurring of, Debt of the type to be evidenced by its obligations under paragraph 8.

            10G. OFFERING OF NOTES. Neither the Company, nor the ESOT has, directly or indirectly, offered any of the Notes, or any similar security of the ESOT for sale to, or solicited any offers to buy any of the Notes, or any similar security of the ESOT from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than you and no more than 3 other institutional investors; and neither the Company, the ESOT nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

            10H. BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable by the Company or the ESOT with respect to the issuance and sale of the Notes or the transactions contemplated hereby, except for the fees paid to The Chase Manhattan Bank, N.A., and the Company agrees that such fees shall be paid by it and that it will hold you harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred in connection with this transaction.

            10I. MARGIN REGULATIONS; ETC. Neither the Company nor the ESOT will, directly or indirectly, use any of the proceeds of the issue and sale of the Notes or otherwise take or permit to be taken any action which would result in the issue and sale of the Notes, or the carrying out of any of the other transactions contemplated hereby or by the ESOT Transaction, being violative of Regulation G, T, U or X of the Board of Governors of the Federal Reserve

System or violate the Exchange Act, in each cash as in effect now or as the same may be hereinafter in effect.

            10J. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            10K. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.


            10L. GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of, or the making of any declaration or filing with, any governmental authority is required as a condition to the valid execution or delivery of this Agreement or the Plan Documents or the consummation of the transactions contemplated hereby and thereby except the filing of the Plan Documents with the IRS as contemplated by paragraph 5F.


            10M. ERISA. (a) Prohibited Transactions. Neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company could be subject to a material liability for either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code.


            (b) ERISA Plan Termination; Material Liabilities. There has been no termination of an ERISA Plan or trust created under any ERISA Plan that would give rise to a material liability to the PBGC on the part of the Company or an ERISA Affiliate. No material liability to the PBGC has been or is expected by the Company to be incurred with respect to any ERISA Plan by the Company or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any ERISA Plan which is maintained or is to be maintained by the Company or an ERISA Affiliate. There exists no condition or set of circumstances which presents material risk of termination or partial termination of any ERISA Plan by the PBGC or restoration of any ERISA Plan heretofore terminated. The Company and each Code Affiliate is current with all premiums to the PBGC.


            (c) Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each ERISA Plan to have been paid as contributions to such ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any ERISA Plan or any employee pension benefit plan maintained by the Company or a Code Affiliate. The Company and each Code Affiliate is current with all required installments under section 412(m) of the Code.

            (d) Relationship of Benefits to Pension Plan Assets. The current value of the benefit liabilities (as defined in section 4001(a)(16) of ERISA) of each ERISA Plan does not exceed the fair market value of the assets of such ERISA Plan. Neither the Company nor any

Code Affiliate is required to provide security to an ERISA Plan or an employee pension benefit plan maintained by a Code Affiliate under section 401(a)(29) of the Code. No lien under section 412(n) of the Code or sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Company to be imposed on the assets of the Company or any ERISA Affiliate.

            (e) Withdrawal Liability. Neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal (or a reduction in contribution base units which if continued would result in a partial withdrawal) from a Multiemployer Plan which has resulted in, or is reasonably expected by the Company to result in, a material withdrawal liability.

            (f) Compliance with ERISA. All employee pension benefit plans (as defined in section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate which are intended to be "qualified" are "qualified" under section 401(a) of the Code. All employee benefit plans (as defined in section 3(3) of ERISA) maintained by the Company or an ERISA Affiliate have been administered substantially in compliance with ERISA and the applicable provisions of the Code. There are no pending issues before the IRS or any court of competent jurisdiction related to the qualification of the Plan except for the filing of the Plan and the ESOT with the IRS as contemplated by paragraph 5F. Neither the Company nor any Code Affiliate has any material liability under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            (g) Execution of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 11 as to the source of funds used to pay the purchase price of the Notes.

            10N. THE PLAN. (a) The Plan is an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code. The ESOT has been duly constituted in accordance with the Trust Agreement, is validly existing and is tax-exempt under section 501(a) of the Code.

            (b) The Trustee has the requisite power and authority to own the properties and assets of the Trust. The execution, delivery and performance of this Agreement and the consummation of the ESOT Transaction by the parties thereto will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not otherwise constitute a violation of, or give rise to any liability under, any other provision of Title I of ERISA or section 4975 of the Code, provided, however, that in making this representation the ESOT has relied on (i) the Company's determination that the interest rate on the Notes is reasonable and (ii) the report by Houlihan Lokey Howard & Zukin Inc. as to whether the purchase of the Employer Capital Stock is for no more than adequate consideration; and in this regard the Trustee has exercised its powers in manner consistent with Part 4 of Title I of ERISA.

            (c) Under current law, the issuance and sale of the Notes hereunder to you by the ESOT would qualify as a "securities acquisition loan" within the meaning of section 133 of the Code and, as a result thereof, 50% of the interest on the Notes would be excludible from the gross income of any holder of the Notes for Federal income tax purposes, assuming that such holder is a Qualified Holder. (Purchaser acknowledges that two bills, H.R. 2572 and S. 1171, have been introduced to Congress which, if enacted in the form in which they were introduced, would repeal such exclusion as applicable to interest on the Notes.)

            (d) Neither the Plan nor the ESOT has incurred any Debt and, as of the Closing, neither will have incurred any Debt other than Debt represented by the Notes. The ESOT Transaction as of the date hereof has been, and after giving effect to the transactions contemplated hereby will be, duly and validly consummated and all Plan Documents are and will be legal, valid, binding and enforceable obligations of the respective parties thereto (subject, as to enforceability, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the application of general equitable principles).

            (e) The Plan and the ESOT have been established by the Company for a valid corporate purpose. The Company and the ESOT have delivered to you true and correct copies of the Plan Documents and all other documents having the legal effect of governing the terms or administration of the Plan and the ESOT.

            10O. REPRESENTATION AS TO THE TRUSTEE. (a)(i) The Trustee has all requisite power and authority to execute and deliver and to perform all of the obligations of the ESOT under this Agreement and the Notes and to carry out the ESOT Transaction; (ii) the execution, delivery and performance by the Trustee of this Agreement and the Notes and the consummation by the ESOT of the ESOT Transaction will not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee;
(iii) this Agreement constitutes, and the Notes when delivered hereunder will constitute, legal, valid and binding obligations of the ESOT enforceable against the ESOT in accordance with their terms except: (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) there are no actions, suits or proceedings pending or, to the best knowledge of the Company or the ESOT, threatened against or affecting the ESOT or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which (A) draw into question the validity of the Trust Agreement, this Agreement, the Notes or the ESOT Transaction or (B) if determined adversely to the ESOT, would materially adversely affect the ability of the Trustee to perform its obligations under the Trust Agreement or of the ESOT to perform its obligation under this Agreement or the Notes or of any of them to consummate the ESOT Transaction.

            (b) The following representations and warranties are made only by the Bank in its individual capacity and not by the Company or the ESOT: The Bank, in its individual capacity, represents and warrants that (i) the Bank in a national banking association with corporate trust powers duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to conduct its business and to execute and deliver, and to perform all its obligations under, the Trust Agreement; (ii) the Bank is not in default under any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Bank or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Bank is a party or by which it or its properties are bound or affected, which default would materially affect the ability of the Bank to perform its obligations under the Trust Agreement; and (iii) the execution, delivery and performance by the Bank of the Plan Documents, this Agreement and the Notes and the consummation by the ESOT of the ESOT Transaction do not and will not violate any provisions of the articles of association or by-laws of the Bank.

            10P. POLLUTION AND OTHER REGULATIONS. (a) Except as otherwise previously disclosed to you in writing, the Company is in compliance in all respects with all laws and regulations, including, without limitation, those relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business except where the failure to do so would not adversely affect the business, condition (financial or other) or operations of the Company and its Subsidiaries taken as a whole.

            (b) Except as otherwise previously disclosed to you in writing, the Company and its Subsidiaries, and the plants and sites of each, have complied in all respects with all Federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except, in any such case, where such failure to comply would not result in a material adverse effect on the business, condition (financial or other) or operations of the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the preceding sentence, neither the Company nor any of its Subsidiaries has received notice of or has actual knowledge of any actual or claimed or asserted failure so to comply which alone, or together with any other such failure is material and would result in a material adverse effect on the business, condition (financial or other) or operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor their plants or other sites manage, generate or dispose of, or during their respective periods of use, ownership, occupancy or operation have managed, generated, released or disposed of, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance or liability would not result in a material adverse effect on the business, condition (financial or other) or operations of the Company and its Subsidiaries, taken as a whole. The foregoing representation is based in its entirety upon: (i) current interpretations and enforcement policies utilized by governmental agencies charged with enforcement of the legal requirements within the scope of the representation; and (ii) current levels of scientific knowledge concerning the detection of, and the health and environmental risk associated with the discharge of, small quantities of pollutants regulated pursuant to the legal requirements within the scope of the representation.

            11. REPRESENTATIONS OF PURCHASER. You represent, and in making this sale to you it is specifically understood and agreed, that you (i) have received copies of the SEC Reports, (ii) are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution in violation of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control, and (iii) have not incurred or paid any broker's or finder's fee or commission in connection with your purchase of the Notes.

            You also represent that the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitute either part of your general asset account (or your general assets if you are not an insurance company) or constitute assets allocated to (i) a separate account (as defined in section 3 of ERISA) which is a "guaranteed contract separate account" (as defined in Department of Labor ("DOL") Prohibited Transaction Exemption 81-82 issued September 18, 1981), in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 81-82 are met with respect to the use of such funds to pay the purchase price of the Notes; (ii) a collective investment fund (as defined in section IV of DOL Prohibited Transaction Exemption 80-51 issued July 21, 1980) maintained by you, in which case you further warrant all requirements for an exemption under DOL Prohibited Transaction Exemption 80-51 are met with respect to use of such funds to pay the purchase price of the Notes; or (iii) an investment fund (as defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 84-14 are met with respect to the use of such funds to pay the purchase price of the Notes.

            12.   DEFINITIONS AND ACCOUNTING MATTERS, ETC.

            12A. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):


            "Additional Payment Period" shall mean, as to any Indemnitee, the period from and at all times after the earliest date (but not before January 1, 1991) as of which more than the then current Inclusion Rate of the interest on such Indemnitee's Note (or interest therein) is included in such Indemnitee's Federal Gross Income as a result of one or more Gross-Up Events until the earlier of (a) the latest date as of which no more than the current Inclusion Rate of the interest on such Indemnitee's Note (or interest therein) is included in such Indemnitee's Federal Gross Income and (b) payment in full of such Indemnitee's Note, together with accrued interest and premium (including Market Premium), if any, thereon.


            "Additions to Tax" shall have the meaning specified in paragraph 7A.

            "Adjustment Event" shall mean the adjustment referred to in paragraph 7H.

            "Adjustment Fraction" shall mean the following fraction resulting from the following formula:

                  (1 - (Xo x Fo)) x (1 - Fn)
                  --------------------------
                  (1 - (Xn x Fn)) x (1 - Fo)

where

Xo = 50% (the Inclusion Rate on the date hereof)

Fo = 34% (the Federal Tax Rate on the date hereof)

Xn = the new Inclusion Rate

Fn = the new Federal Tax Rate

The Adjustment Fraction will be rounded to three decimal places with rounding up if the fourth decimal place is .0005 or higher, and rounded down otherwise.

            "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

            "Bank" shall mean Mellon Bank, N.A.

            "Bankruptcy Law" shall have the meaning specified in paragraph 9A and shall include but not be limited to, Title 11 of the United States Code.

            "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that Board.

            "Business Day" shall mean any day which is not a Saturday or a Sunday or a bank holiday in New York, New York or Philadelphia, Pennsylvania.

            "Called Principal" shall mean shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraphs 4A or 4B or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

            "Capitalized Lease" shall mean any lease which is required to be capitalized on the balance sheet of the lessee pursuant to generally accepted accounting principles.

            "Capitalized Lease Obligations" shall mean the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which the Company, as a lessee, would be reflected as a liability on the consolidated balance sheet of the Company.

            "Cash Equivalents" shall mean (i) United States Treasury securities maturing not more than two years after the date of issuance, (ii) any other evidence of indebtedness, maturing not more than one year after the date of issuance, issued or guaranteed by the United States, (iii) commercial paper issued by a corporation organized under the laws of any state of the United States, maturing not more than one year after the date hereof, that is rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc. or similarly rated by any successor to either such rating service,
(iv) "money market" or "auction rate" preferred stock, issued by a corporation organized under the laws of any state of the United States, that is rated at least A by Standard & Poor's Corporation (or the equivalent of such rating) or
(v) any certificate of deposit or acceptance, maturing not more than one year from the date hereof, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000.

            "Change of Law" shall mean, with respect to any Indemnitee, any amendment to the Code or the enactment of or amendment to any other statute enacted by the Congress of the United States of America, or any administrative or judicial interpretation thereof, or any temporary or final regulation promulgated by the Treasury Department, after the date hereof, which, in the written opinion of independent counsel for such Indemnitee reasonably satisfactory to the ESOT and the Company (and at the Company's expense), consider that it is more likely than not that such change,

            (a) reduces any Tax Allowance allowable to such Indemnitee in computing any Federal tax (including without limitation, by extending the provisions of Section 265(a)(2) or (b) of the
                  Code), or

            (b) imposes any new or additional Federal tax (including, but not limited to, minimum, preference or excise taxes) upon, extends any such tax to or otherwise increases the liability for any such tax of such Indemnitee (including, without limitation, by changing the provisions of Section 812(g) of the Code), in either case solely by reason of owning and with respect to interest on obligations the interest on which is partially exempt from Federal income taxation under Section 133 of the Code or any similar or successor provision; provided that a Change of Law does not include any change in the Inclusion Rate or the Federal Tax Rate. Without limiting the foregoing, "Change of Law" shall include any change in the provisions of the alternative minimum tax after the date hereof, without regard to whether such change is related in any manner to the acquisition, ownership or disposition of the Notes.

            "Closing" shall have the meaning specified in paragraph 2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Code Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a "single employer" under subsection (b), (c), (m), (n) or (o) of section 414 of the Code.

            "Commission" shall mean the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

            "Company" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

            "Company Notes" shall have the meaning specified in paragraph
4A(ii).

            "Company Obligations" shall have the meaning specified in paragraph 6A.

            "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries.

            "Consolidated Net Income" shall mean any net earnings (or net loss) determined in accordance with generally accepted accounting principles, on a consolidated basis, excluding: (a) gain (net of any losses) from the sale of any non-Current Asset, (b) extraordinary gains (net of any extraordinary losses),
(c) net earnings of any Person (other than a Subsidiary) in which the Company or a Subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash distributions, and (d) any portion of the Net Income of any Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Subsidiary.

            "Consolidated Operating Profit" shall mean Consolidated Net Income plus the sum of (i) Depreciation, (ii) Interest Expense and (iii) Tax Expense.

            "Consolidated Tangible Gross Worth" shall mean at any time the sum of Consolidated Funded Debt and Consolidated Tangible Net Worth.

            "Consolidated Tangible Net Worth" shall mean the aggregate amount of capital stock (less any treasury stock and other contra-equity accounts), surplus and retained earnings of the Company and its Subsidiaries, determined on a consolidated basis, less any intangibles.

            "Cumulative Net Income Amount" shall mean 20% of Consolidated Net Income (or 0% in the case of a deficit) for the period (taken as one accounting period) beginning July 1, 1989 and ending on the last day of the fiscal quarter immediately preceding the date of determination thereof.

            "Current Assets" shall mean the aggregate amount carried as current assets on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

            "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of creation thereof, unless such obligation is Funded Debt.


            "Current Liabilities" shall mean the aggregate amount carried as current liabilities on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

            "Debt" shall mean capitalized lease obligations and debt created, issued, guaranteed, incurred or assumed for money borrowed or for the deferred (for 90 days or more) purchase price of property or services purchased, excluding, however, accounts payable (other than for borrowed money or for such deferred purchase price) and accrued expenses incurred in the ordinary course of business, provided that the same are not overdue in a material amount or are being contested in good faith and by appropriate proceedings.

            "Depreciation" for any year, shall mean consolidated depreciation, computed in accordance with generally accepted accounting principles.

            "Disclosure Documents" shall have the meaning specified in paragraph 10B.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "DOL" shall have the meaning specified in paragraph 11.

            "Employer Capital Stock" shall mean the Company's Series A ESOP Convertible Preferred Stock, par value $.10 per share.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of section 414(b) or (c) of the Code.

            "ERISA Plan" shall mean any employee pension benefit plan within the meaning of section 3(2) of ERISA maintained or contributed to by the Company or an ERISA Affiliate.

            "ESOT" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

            "ESOT Default" shall have the meaning specified in subparagraph (e) of paragraph 8.

            "ESOT Transaction" shall mean the execution and delivery of the Notes by the ESOT and the purchase by the ESOT of shares of Employer Capital Stock from the Company pursuant to the Stock Purchase Agreement for an aggregate purchase price of $100,000,000.

            "Event of Default" shall mean any of the events specified in paragraph 9A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or both, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934.

            "Federal Gross Income" shall mean gross income within the meaning of the Code.

            "Federal Reserve Board Statistical Release" shall mean the weekly Statistical Release H.15(519) of the Federal Reserve Board of Governors or any successor or substitute publication.

            "Federal Tax Rate" shall mean, (i) in the case of a life insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 801 of the Code, or any successor thereto, (ii) in the case of any other insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 831 of the Code, or any successor provision, and (iii) in the case of any other Person the maximum incremental percentage rate from time to time applicable to the taxable income of any ordinary business corporation imposed under section 11 of the Code, or any successor thereto.

            "Fixed Charges" shall mean Interest Expense, amortization of Funded Debt (including the Notes as if the Company were the Borrower thereunder) and Rent Expense.

            "Fully Tax-Exempt Rate" shall mean 6.76%

            "Funded Debt" shall mean, at any date, the sum of (i) all indebtedness having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than one year from the date or origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of the amount of Funded Debt, whether or not included in Current Liabilities, (ii) Capitalized Lease Obligations, (iii) Guaranties of Funded Debt of others and (iv) obligations constituting Current Debt, unless, with respect to any such obligation constituting Current Debt, there has been a period of 60 consecutive days during the preceding 12-month period during which no amount of such obligation was outstanding.


            "Gross-Up Event" shall mean, with respect to any Indemnitee, (a) the failure by such Indemnitee to receive a Qualifying Opinion of Counsel, requested pursuant to paragraph 7G, within 45 days after the receipt by the Company of such request therefor and agreement by the Indemnitee and the Company as to the identity of such counsel, or (b) an increase in such Indemnitee's Federal income tax liability, a reduction of such Indemnitee's net operating loss, an offset liability against any Federal tax refund or other amount otherwise due such Indemnitee with respect to such Indemnitee's Federal tax liability, or a utilization of an amount otherwise available to such Indemnitee as a credit against Federal tax caused by and computed solely with reference to an inclusion in such Indemnitee's Federal Gross Income (other than by reason of a Change of Law) of a percentage of the interest received or accrued by such Indemnitee with respect to such Indemnitee's Note exceeding the then current Inclusion Rate following any one or more of the events set forth below:

            (i)   the issuance of an IRS Notice to such Indemnitee;

            (ii) the occurrence of a final decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction with respect to such Indemnitee or any other Indemnitee and the expiration of the period for appealing such decision without an appeal being docketed; or

            (iii) the execution of a closing agreement by such Indemnitee under section 7121 of the Code.

            For purposes of (a) and (b), a Gross-Up Event shall occur only as a result of the actions, inactions or failure of status of the ESOT to permit the then current Inclusion Rate to be applicable to a Qualified Holder, in whole or in part.

            "Gross-Up Rate" shall mean, with respect to the Notes, 9.48%.

            "Historical Financial Statements" shall mean the unaudited consolidated balance sheet and the unaudited consolidated statement of earnings, shareholders' equity and cash flow of the Company and its Subsidiaries at March 31, 1989, the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1988 and December 31, 1987 and the related audited consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1988 all certified by Ernst & Whinney.

            "Inclusion Rate" shall mean the percentage of interest income received or accrued by an entity which is a Qualified Holder on securities acquisition loans which may not be excluded from such entity's Federal Gross Income. Without limiting the foregoing, if Section 133 of the Code is repealed the Inclusion Rate shall be 100%.

            "Indemnitee" shall mean you and your direct and indirect successors and assigns in any of the Notes (or any interest therein), including any assignee, participant or other transferee of all or any portion of any Indemnitee's interest in the Notes (whether or not the Indemnitee has an interest in any Note at the time amounts are payable to such Indemnitee hereunder) and any affiliated group (within the meaning of section 1504 of the
Code) of which any Indemnitee is a member; provided that, for purposes of paragraph 7A or 7B, the term "Indemnitee" shall not include any assignee, participant or other transferee that is not a Qualified Holder with respect to the Notes at the time the assignee, participant or other transferee acquires an interest in the Notes, and shall not include any Person that no longer qualifies as a Qualified Holder (other than by reason of a Change of Law) but only with respect to the period such Person owned or held an interest in the Notes while so disqualified.

            "Indemnitee's Note" shall mean, with respect to any Indemnitee, the Note (or participation or other interest in the Note) held by such Indemnitee at any time.

            "IRS" shall mean the United States Internal Revenue Service and any successor Federal agency having similar powers.

            "IRS Notice" shall mean, with respect to any Indemnitee, a revenue agent's report or notice of proposed adjustment or a notice of deficiency issued by the IRS to such Indemnitee with respect to the inclusion in Federal Gross Income of a percentage of the interest on such Indemnitee's Note exceeding the Inclusion Rate.

            "Interest Expense" for any year, shall mean consolidated interest expense (including amortization of original issue discount and non cash interest payments or accruals and the interest component of Capitalized Lease Obligations), computed in accordance with generally accepted accounting principles.

            "Market Premium" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Market Premium shall in no event be less than zero.

            "Mortgage" shall mean any mortgage, pledge, lien or other encumbrance.

            "Multiemployer Plan" shall mean "multiemployer plan" (as such term is defined in section 3(37) of ERISA and section 414(f) of the Code) to which contributions are or have been made by the Company or any of its Subsidiaries.

            "Net Assets" at any time of determination shall mean the aggregate amount at which the assets of the Company and all Subsidiaries are reflected, in accordance with generally accepted accounting practices, on the asset side of the consolidated balance sheet, as at the close of a quarterly accounting period (selected by the Company) ending within 125 days next preceding the date of determination, of the Company and its Subsidiaries (after deducting all related depreciation, amortization and other valuation reserves), after deducting all current liabilities on the balance sheet, and after deducting goodwill and other intangibles on the consolidated balance sheet of the Company and its consolidated Subsidiaries in excess of the aggregate balance of goodwill and intangibles appearing on such consolidated balance sheet as of December 31, 1988.

            "Notes" shall have the meaning specified in paragraph 1.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, Chief Operating Officer, Chief Financial and Administrative Officer, Vice President and Controller or Vice President and Treasurer or any other officer of the Company performing functions similar to the functions of such officers as of the date of this Agreement.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Required Holder(s).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


            "Person" shall mean and include an individual, an association, a partnership, a joint venture, a corporation, a joint-stock company, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.


            "Plan" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

            "Plan Documents" shall mean the Plan, the Trust Agreement, and the Stock Purchase Agreement.

            "Purchaser" shall have the meaning specified in subparagraph (a) of paragraph 8.

            "Qualification Date" shall mean the earlier of the following dates:
(i) the date on which the Company and the ESOT shall receive, after the exhaustion of all legal remedies, a final determination that the Plan fails to qualify under Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code or that the ESOT fails to meet the requirements for tax exemption under section 501(a) of the Code; and (ii) June 30, 1991.

            "Qualified Holder" shall mean any entity described in section 133(a) of the Code which is not a member of the same controlled group of corporations, as such term is defined in section 133(b)(4) of the Code, as the Company.

            "Qualifying Opinion of Counsel" shall mean a written opinion of recognized tax counsel, selected by the Company and satisfactory to the Indemnitee requesting such opinion, to the effect that interest on the Indemnitee's Note in an amount equal to the excess over the then current Inclusion Rate is more likely than not excludible from such Indemnitee's Federal Gross Income during the applicable period under paragraph 7G.

            "Qualified Tax-Exempt Rate" shall mean 8.15%.

            "Reinvestment Yield" shall mean the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or, if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date. The amount of any Remaining Scheduled Payment shall be calculated using the Gross-Up Rate then applicable with respect to the Notes.

            "Rent Expense" for any year, shall mean aggregate expense during such year for the Company and its Subsidiaries, on a consolidated basis, under all operating leases, computed in accordance with generally accepted accounting principles.


            "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.


            "Required Installment Payment" shall have the meaning specified in paragraph 4A.

            "SEC Reports" shall mean (i) copies of the Company's Annual Report filed with the Commission on Form 10-K for its 1988 fiscal year and (ii) the Company's report filed on Form 10-Q for the quarter ended March 31, 1989.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraphs 4A or 4B or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

            "Stock Purchase Agreement" shall mean the Stock Purchase Agreement between the Company and the ESOT, in the form delivered as contemplated by paragraph 3D.

            "Subsidiary" shall mean a corporation 80% or more of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

            "Supplemental Payment Period" as to any Indemnitee shall mean, with respect to any Change of Law, the period from the earliest date as of which such Change of Law is effective with respect to such Indemnitee until the earlier of
(i) the payment in full of such

Indemnitee's Note, together with all accrued interest and premium, if any, thereon, and (ii) the last date as of which such Change of Law remains effective.

            "Tax Allowance" shall mean any deduction, credit, exclusion or other allowance allowable in computing liability for any Federal tax.

            "Tax Expense" for any year, shall mean the aggregate taxes accrued by the Company for such fiscal year computed in accordance with generally accepted accounting principles.

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under the Agreement.

            "Trust Agreement" shall mean the Trust Agreement, effective as of June 19, 1989, by and between the Company and the Trust Company, as from time to time in effect, pursuant to which the ESOT was created.

            "Trustee" shall mean Mellon Bank, N.A. as trustee of the ESOT together with its successors as such trustee.

            12B. ACCOUNTING TERMS AND DETERMINATIONS. References in this agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States of America as of the date of determination thereof.

            13.   JUDICIAL PROCEEDINGS.

            13A. CONSENT TO JURISDICTION. Each of the Company and the ESOT irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, each of the Company and the ESOT irrevocably waives and agrees not to assert, by way of motion as a defense or otherwise, any claim that it is not subject to the subject-matter jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.


            13B. ENFORCEMENT OF JUDGMENTS. Each of the Company and the ESOT agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph 13A brought in any such court shall be conclusive and binding upon the Company or the ESOT, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company or the ESOT, as the case may be, is or may be subject) by a suit upon such judgment.



            13C. SERVICE OF PROCESS. Each of the Company and the ESOT consents to process being served in any suit, action or proceeding of the nature referred to in paragraph 13A by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company or the ESOT, as the case may be, specified in or designated pursuant to paragraph 14H. The Company and the ESOT agree that such service (i) shall be deemed in every respect effective service of process upon the Company or the ESOT, as the case may be, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company or the ESOT, as the case may be.



            13D. NO LIMITATION ON SERVICE OR SUIT. Nothing in this paragraph 13 shall affect the right of you or any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any Notes may have to bring proceedings against the Company or the ESOT in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.



            14. MISCELLANEOUS.



            14A. NOTE PAYMENTS. So long as you shall hold any Note, payments of principal of the Notes and interest and premium on the Notes, which comply with the terms of this Agreement shall be made by wire transfer of immediately available funds for credit to your account or accounts, as specified in the Purchaser Schedule attached hereto, or to such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each of the Company and the ESOT agrees to afford the benefits of this paragraph 14A to any Transferee which shall have made the same agreements as you have made in this paragraph 14A.



            14B. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this Agreement, the Notes, the Plan Documents and the transactions hereby and thereby contemplated, including, without limitation, (i) all such expenses incurred with respect to the successful enforcement of any provision of any such agreement or instrument or with respect to the unsuccessful enforcement of any provision of any such agreement or instrument if the holder had a reasonable basis for seeking such enforcement and acted in good faith in connection therewith or with respect to complying with any subpoena or other legal process or informal investigative order or other request by a governmental body for information served upon you or any Transferee or any of your or any Transferee's employees or agents in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, any proposed modifications, consents, amendments or waivers (whether or not the same become effective) under or in respect of any such agreement or instrument, and all expenses incurred in connection with the preparation of such agreements and instruments, (ii) all stamp, documentary or other similar issuance or transaction taxes (together in each case with interest and penalties, if any, and any income tax payable by you or any Transferee in respect of any reimbursement therefor) which maybe payable in respect of the execution and delivery of such agreements or instruments, or the issuance, delivery or purchase by you of any Note, including, without limitation, any excise taxes imposed under the code by reason of the failure of the ESOT Transaction to satisfy the requirements of section 4975 of the Code for exemption from the provisions thereof, and (iii) all document production and duplication charges and the reasonable fees and expenses of your special counsel and all local counsel retained in connection with such agreements and instruments, and the transactions hereby and thereby contemplated, including the enforcement of any provision hereof or thereof, and any such proposed modifications, consents, amendments or waivers (whether or not the same become effective), including without limitation costs and expenses incurred in any bankruptcy case. The Company further agrees to indemnify and save harmless you and any Transferee and each of your and any Transferee's officers, directors, employees and agents (each herein called an "indemnified person") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, attorneys' fees and disbursements provided, in any related series of actions involving different Persons but with common interests and with no conflicting interests, only one counsel's fees and disbursements shall be so reimbursed) in connection therewith (herein called the "indemnified liabilities") incurred by any indemnified person as a result of, or arising out of, or relating to any of the transactions contemplated hereby, except for any indemnified liabilities arising on account of the negligence or willful misconduct of such indemnified person provided that, if and to the extent the Company's agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law and (iv) all expense associated with the rating of the Notes by the National Association of Insurance Commissioners, including the costs of obtaining any "PPN Number" required therefor.


            14C. CONSENT TO AMENDMENTS. (a) This Agreement may be amended with the consent of both the Company and the ESOT, and with such consent the Company or the ESOT, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, but in any of the foregoing cases only if there shall have been obtained the written consent to such amendment, action or omission to act, of the Required Holder(s), except that, without the written consent of the older or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note or the right of any holder of a Note to accelerate such Note pursuant to paragraph 9A, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or change any of the provisions of paragraph 7 or 8, or affect the time, amount or allocation of any Required Installment Payments, or change any of the provisions of paragraph 4A, 4B or 4D or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of a Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referred to any such consent. No course of dealing between the ESOT or the Company and any holder of a Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of such holder of a Note. As used herein and in the Notes, the term "this Agreement" or references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            (b) neither the ESOT nor the Company will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then held by it) shall be informed thereof by the ESOT or the Company, as the case may be, and shall be afforded an opportunity of considering the same and shall be supplied by the ESOT or the Company, as the case may be, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the ESOT or the Company, as the case maybe, to each holder of Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Neither the ESOT nor the Company will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such holders of Notes.


            14D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered Notes without coupons in denominations of at least $10,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The ESOT shall keep or cause to be kept at its principal office or at the offices of its designated agent (the "ESOT Agent"), which shall initially be the Trust Company or such other ESOT Agent as the ESOT shall from time to time designate and so notify the holders of the Notes, a register in which it shall provide for the registration of Notes and of transfers of Notes. The Company and any registered holder of a Note shall be entitled, upon its written request, to receive from the ESOT Agent a list of the registered holders of the Notes and the respective principal amounts of Notes held by such holders. Upon surrender for registration of transfer of any note at the principal office of the ESOT Agent it shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, which Notes shall be registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the ESOT Agent. Whenever any Notes are so surrendered for exchange, the ESOT shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly enforced, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. As a condition of registering nay transferred Note in the name of the transferee, the ESOT may require a certificate of such transferee certifying that the transferee is not acquiring the transferred Note with a view to or for sale in connection with any distribution which would violate the Securities Act. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange and shall be accompanied by the amortization schedule required by paragraph 4A. Upon receipt of written notice form the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the ESOT will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, which shall be accompanied by the amortization schedule required by paragraph 4A.


            14E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment of registration of transfer, the ESOT may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the ESOT shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, subject to compliance with all applicable securities laws and in transactions which are consistent with the representations made in paragraph 11.



            14F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the parties hereto in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you, the ESOT and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. The obligations of the Company and/or the ESOT under paragraph 7, paragraph 8 and paragraph 14B shall survive the transfer, purchase or payment of any note (in whole or in part) and the rights of each Person arising under said paragraphs may not be changed without the consent of such Person.



            14G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.



            14H. NOTICES. All communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule hereto attached, or at such other address as you may have designated to the other parties hereto in writing, (ii) if to any other holder of any Notes, addressed to such holder at the registered address of such holder as set forth in the register kept by the ESOT at its principal office as provided in paragraph 14D, or at such other address as such holder may have designated to the other parties hereto in writing, (iii) if to the Company, addressed to it at 4636 Somerton Road, Trevose, Pennsylvania 19047, Attention: Chief Financial Officer, and (iv) if to the ESOT addressed to it c/o Mellon Bank, N.A., co/ Frank Leja, One Mellon Center, Pittsburgh, Pennsylvania, or to such other address or addresses as the company or the ESOT may have designated in writing to you and each other holder of an of the Notes at the time outstanding; provided, however, that any such communication to the Company may also, at your option, be either delivered to the Company at its address set forth above or to any principal executive or financial officer of the Company.


            14I. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.



            14J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be reasonably satisfactory to you or the Required Holder(s), the determination of such reasonable satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.



            14K. GOVERNING LAW. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the principles of conflict of law thereof.



            14L. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.



            14M. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing (except the Notes themselves, and (c) financial statements, certificates and other information previously or hereafter furnished to any party may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such party may destroy any original documents so reproduced. The parties hereto agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

                                    Very truly yours,

                                    BETZ LABORATORIES, INC. EMPLOYEE STOCK
                                    OWNERSHIP TRUST ESTABLISHED BY THE BETZ
                                    LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP
                                    PLAN

                                    By  MELLON BANK, N.A.
                                          as Trustee


                                    By: _________________________________
                                        Title:


                                    BETZ LABORATORIES, INC.


                                    By: _________________________________
                                        Title:


                                    MELLON BANK, N.A., as to the representations set forth in paragraph 10 0(B)


                                    By: _________________________________
                                        Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PruCapital Management, Inc.,
      as Agent


By: _________________________________
    Title:

                                                                     Exhibit A-1

                                 [FORM OF NOTE]



                                MELLON BANK, N.A.
               AS TRUSTEE FOR THE BETZ LABORATORIES, INC. EMPLOYEE
                        STOCK OWNERSHIP TRUST OF THE BETZ
                LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

                       9.48% GUARANTEED ESOT NOTE DUE 2009

No.__________                                                     [DATE]
$_____________

      FOR VALUE RECEIVED, the undersigned, Mellon Bank, N.A., as trustee for the Betz Laboratories, Inc. Employee Stock Ownership Trust ("ESOT") of the Betz Laboratories, Inc. Employee Stock Ownership Plan, hereby promises to pay to ____________________________, or registered assigns, the principal sum of
__________________________ DOLLARS with interest (computed on the basis of a 360-day yea of twelve 30-day months) from the last date as f which interest has been paid n the ESOT Notes issued pursuant to the Agreement hereinafter referred to (a) on the unpaid balance thereof at 9.48% (subject to adjustment as provided pursuant to paragraph 7 of the Agreement hereinafter referred to) until the principal hereof shall have become due and payable, and (b) on each overdue payment (including any overdue prepayment) of principal and premium, if any, and, to the extent permitted by applicable law, each overdue payment of interest (payable, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lessor of: (A) one (1) percent above the greater of (i) the rate of interest on this Note in effect at the time such payment was due or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate and (B) the highest rate of interest permitted by applicable law, until such overdue amount shall have been paid in full. Accrued interest is payable in arrears, commencing on September 19, 1989, and thereafter on each September 19, December 19, March 19 and June 19 up to and including June 19, 2009. If any such date is not a Business Day (as defined below), interest due on such day shall be payable on the next Business Day following such date. For purposes of this Note, "Business Day" shall mean any day which is a not a Saturday or a Sunday or a bank holiday in New York, New York or Philadelphia, Pennsylvania. The principal of this Note is payable in installment payments on the dates set forth in the Amortization Schedule annexed hereto, and in accordance therewith, will be fully paid on June 19, 2009.

      1. Place of Payment. Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company, or such other place as the holder hereof shall designate to the ESOT in writing, in lawful money of the United States of America.

      2. Several Notes. This Note is one of the 9.48% Guaranteed ESOT Notes (herein called the "ESOT Notes") in an original aggregate principal amount of $100,000,000 issued by the ESOT pursuant to the Note Purchase Agreement (the "Agreement"), dated as of June 19, 1989, among the ESOT, the Company, Mellon Bank, N.A. and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with a premium as specified in the Agreement.

      3. Registered Notes. The Notes are issuable only as registered Notes. As provided in the Agreement, upon surrender of this Note for registration or transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment for all other purposes, and the Company shall not be affected by any notice to the contrary.

      4. Defaults. In case of Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note mat be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      5. No Recourse. The holder of this Note shall not have any recourse against the ESOT, except to the extent of the assets of the ESOT that are permitted under Treasury Regulation section 54.4975-7(b)(5) and 54.4975-7(b)(6) and any successor thereto, to be used to repay the Notes.

      6. Guarantee. Payment under this note are guaranteed by the Company pursuant to the Agreement.

      7. Governing Law. This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such State.



                                          MELLON BANK, N.A.
                                             as Trustee



                                          By:______________________________
                                                [Name]
                                                [Title]

                                                          EXHIBIT A-2

                              AMORTIZATION SCHEDULE

                      Aggregate Principal
    Date             Payment for all Notes
    ----             ---------------------
June 19, 1990             $   500,000
June 19, 1991                 500,000
June 19, 1992                 500,000
June 19, 1993                 500,000
June 19, 1994                 500,000
June 19, 1995               1,000,000
June 19, 1996               1,000,000
June 19, 1997               1,000,000
June 19, 1998               1,000,000
June 19, 1999               1,000,000
June 19, 2000               1,500,000
June 19, 2001               2,500,000
June 19, 2002               4,000,000
June 19, 2003               5,000,000
June 19, 2004               7,000,000
June 19, 2005               9,000,000
June 19, 2006              11,000,000
June 19, 2007              13,500,000
June 19, 2008              17,500,000
June 19, 2009              21,500,000

                                                                     Exhibit A-3

                             [FORM OF COMPANY NOTE]





                             BETZ LABORATORIES, INC.
                           9.48% SENIOR NOTE DUE 2009

No.__________                                                     [DATE]
$_____________

      FOR VALUE RECEIVED, the undersigned, Betz Laboratories, Inc. (the "Company") hereby promises to pay to _________________________________, or registered assigns, the principal sum of __________________________ DOLLARS with interest (computed on the basis of a 360-day yea of twelve 30-day months) from the last date as f which interest has been paid n the ESOT Notes issued pursuant to the Agreement hereinafter referred to (a) on the unpaid balance thereof at 9.48% (as defined in and subject to adjustment as provided pursuant to paragraph 7 of the Agreement hereinafter referred to) until the principal hereof shall have become due and payable, and (b) on each overdue payment (including any overdue prepayment) of principal and premium, if any, and, to the extent permitted by applicable law, each overdue payment of interest (payable, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of: (A) one (1) percent above the greater of
(i) the Gross-Up Rate, or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate and (B) the highest rate of interest permitted by applicable law, until such overdue amount shall have been paid in full. Accrued interest is payable in arrears, on each September 19, December 19, March 19 and June 19 up to and including June 19, 2009, commencing with the first of such dates to occur after the issuance of the Notes. If any such date is not a Business Day (as defined below), interest due on such day shall be payable on the next Business Day following such date. For purposes of this Note, "Business Day" shall mean any day which is a not a Saturday or a Sunday or a bank holiday in New York, New York or Philadelphia, Pennsylvania. The principal of this Note is payable in installment payments on the dates set forth in the Amortization Schedule annexed hereto, and in accordance therewith, will be fully paid on June 19, 2009.

      1. Place of Payment. Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company, or such other place as the holder hereof shall designate to the ESOT in writing, in lawful money of the United States of America.

      2. Several Notes. This Note is one of the 9.48% Guaranteed ESOT Notes (herein called the "ESOT Notes") in an original aggregate principal amount of $100,000,000 issued by the ESOT pursuant to the Note Purchase Agreement (the "Agreement"), dated as of June 19, 1989, among the ESOT, the Company, Mellon Bank, N.A. and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with a premium as specified in the Agreement.

      3. Registered Notes. The Notes are issuable only as registered Notes. As provided in the Agreement, upon surrender of this Note for registration or transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment for all other purposes, and the Company shall not be affected by any notice to the contrary.

      4. Defaults. In case of Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note mat be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      5. Governing Law. This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such State.



                                          BETZ LABORATORIES, INC.



                                          By:______________________________
                                                [Name]
                                                [Title]

                               PURCHASER SCHEDULE

                                                 Aggregate
                                                 Principal
                                                 amount of
                                                 Notes to Be     Note
                                                 Purchased       Denomination(s)
                                                 ---------       ---------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA      1000,000,000    100,000,000

(1) All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account Number:  826-00-027
      Morgan Guaranty Trust Company of New York
      23 Wall Street
      New York, NY 10015

      Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, a reference to "Security No. 087779XA7", and the due date and application (as among principal, premium and interest) of the payment being made.

(2)   Address for all notices relating to payments:
      The Prudential Insurance Company of America
       c/o Prudential Capital Group
      Three Gateway Center
      100 Mulberry Street
      Newark, NJ 07102-4082
      Attention:  Investment Administration Unit

(3)   Address for all other communications and notices:
      The Prudential Insurance Company of America
      c/o Prudential Capital Corporation
      Three Gateway Center
      100 Mulberry Street
      Newark, NJ 07102-4082